UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.                )

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Old Second Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY, DATED MARCH 21, 2019

SUBJECT TO COMPLETION

OLD SECOND BANCORP, INC.

37 South River Street, Aurora, Illinois 60507

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 21, 2019

TO THE STOCKHOLDERS:

The annual meeting of stockholders of Old Second Bancorp, Inc., will be held on Tuesday, May 21, 2019, at 9:00 a.m., central time, at Waubonsee Community College, 18 South River Street, Aurora, Illinois, 60506 for the following purposes:

1.	to elect the four director nominees named in the accompanying proxy statement;
2.	to conduct an advisory, non-binding vote to approve the compensation of our named executive officers;

3.	to conduct an advisory, non-binding vote on the frequency of future advisory votes on compensation of our named executive officers;
4.	to approve the 2019 Equity Incentive Plan;
5.	to approve an amendment to our certificate of incorporation eliminating the mandatory retirement age for directors;
6.	to ratify the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for the year ending December 31, 2019;
7.

to approve the adjournment, postponement or continuance of the annual meeting, if necessary, if there are insufficient votes at the time of the annual meeting to approve the 2019 Equity Incentive Plan or the amendment to our certificate of incorporation eliminating the mandatory retirement age for directors, or if a quorum is not present at the time of the annual meeting, in order to solicit additional proxies; and

8.	to transact such other business as may properly be brought before the meeting or any postponements or adjournments of the meeting.

The board of directors is not aware of any other business to come before the meeting.  Stockholders of record at the close of business on March 29, 2019 are the stockholders entitled to vote at the meeting and any and all adjournments or postponements of the meeting.

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting:  Our 2019 proxy statement, proxy card and 2018 Annual Report to Shareholders are available free of charge online at www.oldsecond.com under “2019 Annual Meeting Materials.”

By order of the board of directors

James L. Eccher Chief Executive Officer and President

Aurora, Illinois

April [], 2019

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF‑ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PRELIMINARY COPY, DATED MARCH 21, 2019

SUBJECT TO COMPLETION

OLD SECOND BANCORP, INC.

37 South River Street, Aurora, Illinois 60507

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the board of directors of Old Second Bancorp, Inc., a Delaware corporation, of proxies to be voted at the annual meeting of stockholders.  This meeting is to be held at Waubonsee Community College,  18  South River Street, Aurora, Illinois, 60506, on May 21, 2019 at 9:00 a.m., central time, or at any postponements or adjournments of the meeting.  Old Second conducts full service community banking and trust business through its wholly owned subsidiary, Old Second National Bank.

A copy of our annual report for the year ended December 31, 2018, which includes audited financial statements, is enclosed.  This proxy statement was first mailed to stockholders on or about April 19, 2019.   As used in this proxy statement, the terms “Old Second,” “the Company,” “we,” “our” and “us” all refer to Old Second Bancorp, Inc., and its subsidiaries.  Additionally, the term “the Bank” refers to Old Second National Bank.

Why am I receiving this proxy statement and proxy form?

You are receiving a proxy statement and proxy form from us because on March 29, 2019, the record date for the annual meeting, you owned shares of our common stock.  This proxy statement describes the matters that will be presented for consideration by the stockholders at the annual meeting.  It also gives you information concerning these matters to assist you in making an informed decision.

When you sign the enclosed proxy form, you appoint the proxy holder as your representative at the meeting.  The proxy holder will vote your shares as you have instructed in the proxy form, ensuring that your shares will be voted whether or not you attend the meeting.  Even if you plan to attend the annual meeting, complete, sign and return your proxy form in advance of the annual meeting in case your plans change.

What matters will be voted on at the meeting?

You are being asked to vote on seven matters:

•	the election of the four director nominees named in this proxy statement;
•	a non-binding, advisory proposal to approve the compensation of our named executive officers, which is referred to as the “say-on-pay” proposal;
•	a non-binding, advisory vote on the frequency of future say-on-pay advisory votes on compensation of our named executive officers, which is referred to as the “say-on-frequency” proposal;
•	a proposal to approve the 2019 Equity Incentive Plan;
•	a proposal to approve an amendment to our certificate of incorporation eliminating the mandatory retirement age for directors;
•	the ratification of Plante & Moran, PLLC as our independent registered public accounting firm for the year ending December 31, 2019; and

•

 a proposal to approve the adjournment, postponement or continuance of the annual meeting, if necessary, if there are insufficient votes at the time of the annual meeting to approve the 2019 Equity Incentive Plan or the amendment to our certificate of incorporation eliminating the mandatory retirement age for directors, or if a quorum is not present at the time of the annual meeting, in order to solicit additional proxies (the “adjournment proposal”).

How do I vote?

A form of proxy is enclosed for use at the meeting.  If the proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised.  Stockholders attending the meeting may, on request, vote their own shares even though they have previously sent in a proxy.  Unless revoked or instructions to the contrary are contained in the proxies, the shares represented by validly executed proxies will be voted at the meeting and will be voted “FOR” the election of the nominees for director named in this proxy statement, “FOR” the say-on-pay proposal, "FOR" the "every year" frequency alternative for the say-on-frequency proposal, "FOR" approval of the 2019 Equity Incentive Plan, “FOR” the amendment to our certificate of incorporation eliminating the mandatory retirement age for directors, “FOR” the ratification of our independent registered public accounting firm, and "FOR" the adjournment proposal, and in accordance with the proxy holder’s judgement on any other business that is properly brought before the meeting.

If you want to vote in person, please come to the meeting.  We will distribute written ballots to anyone who wants to vote at the meeting.  Please note, however, that if your shares are held in the name of a broker or other fiduciary (or what is usually referred to as “street name”), you will need to arrange to obtain a proxy from the record holder in order to vote in person at the meeting.  Even if you plan to attend the annual meeting, we ask that you complete, sign and return your proxy card in advance of the annual meeting in case your plans change.

What does it mean if I receive more than one proxy form?

It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers.  Please sign and return ALL proxy forms to ensure that all your shares are voted.

If I hold shares in the name of a broker, who votes my shares?

If you received this proxy statement from your broker, your broker should have given you instructions for directing how your broker should vote your shares.  It will then be your broker’s responsibility to vote your shares for you in the manner you direct.

Under the applicable stock exchange rule, brokers may generally vote on routine matters, but cannot vote on non‑routine matters, such as the election of directors, the say-on-pay proposal, the say-on-frequency proposal, and the 2019 Equity Incentive Plan proposal, unless they have received voting instructions from the person for whom they are holding shares.  If there is a matter presented to stockholders at the meeting and your broker does not receive instructions from you on how to vote on that matter, your broker will return the proxy card to us, indicating that he or she does not have the authority to vote on that matter.  This is generally referred to as a “broker non‑vote.”

Each of the proposals you will be asked to consider and vote upon at the annual meeting, other than the ratification of the appointment of our independent registered accountants, the proposed amendment to our certificate of incorporation eliminating the mandatory retirement age for directors, and the adjournment proposal, is considered a  non‑routine matter.  Therefore, we encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the 2019 annual meeting upon receipt of our proxy materials.  You should do this by carefully following the instructions your broker gives you concerning its procedures.  This ensures that your shares will be voted at the meeting.

What if I change my mind after I return my proxy card?

If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting.  You may do this by:

•	signing another proxy card with a later date and returning that proxy card to us, or
•	sending notice to us that you are revoking your proxy, or
•	voting in person at the meeting.

If you hold your shares in the name of your broker or other fiduciary and desire to revoke your proxy, you will need to contact that party to revoke your proxy.

How many shares must be represented for us to hold the annual meeting?

A majority of the shares that were outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business.  On March 29, 2019, the record date, there were [—] shares of common stock outstanding.  A majority of these shares must be present in person or by proxy at the meeting.

Shares are counted as present at the meeting if the stockholder either:

•	is present in person at the meeting, or
•	has properly submitted a signed proxy form or other proxy.

What happens if any nominee is unable to stand for re-election?

The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee.  In the latter case, shares represented by proxies may be voted for a substitute nominee.  Proxies cannot be voted for more than four nominees.  The board has no reason to believe any nominee will be unable to stand for re-election.

What options do I have in voting on each of the proposals?

You may vote “FOR,” “AGAINST” or “ABSTAIN” on each proposal properly brought before the meeting, other than the say-on-pay frequency proposal, including the election of directors.  You may vote for “EVERY YEAR,” “EVERY TWO YEARS,” “EVERY THREE YEARS,” or “ABSTAIN” on the say-on-frequency proposal.

How many votes may I cast?

You are entitled to cast one vote for each share of stock you owned on the record date with respect to each of the proposals.  Stockholders do not have cumulative voting rights.  The proxy card included with this proxy statement indicates the number of shares owned by an account attributable to you.

What is the quorum for the annual meeting?

A majority of our outstanding shares of common stock as of the record date must be present at the meeting, either in person or by proxy, to hold the meeting and conduct business.  This is called a quorum. In determining whether we have a quorum at the annual meeting for purposes of all matters to be voted on, all votes “FOR” or “AGAINST” and all votes to “ABSTAIN” will be counted.  Shares will be counted for quorum purposes if they are represented at the meeting for any purpose other than solely to object to holding the meeting or transacting business at the meeting.  If you hold your shares in street name, your brokerage firm may vote your shares under certain circumstances.  Brokerage firms have authority under stock exchange rules to vote their customers’ unvoted shares on certain “routine” matters.  We expect that brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions ONLY with respect to Proposal 5 – the amendment of our certificate of incorporation, Proposal 6 - the ratification of Plante & Moran, PLLC as our independent registered public accounting firm for the year ending December 31, 2019, and Proposal 7 -  the adjournment proposal, but not with respect to any of the other proposals to be voted on at the annual meeting.  If you hold your shares in street name, please provide voting instructions to your bank, broker or other nominee so that your shares may be voted on all other proposals.

When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting.  If a brokerage firm indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, then those shares will be treated as “broker non‑votes”.  Shares represented by broker non‑votes will be counted in determining whether there is a quorum.

No notice of an adjourned meeting need be given if the time and place of the adjourned meeting are announced at the annual meeting, unless the adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.  At an adjourned meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the annual meeting, except for any proxies that have been effectively revoked or withdrawn prior to the adjourned meeting.

How many votes are needed for each proposal?

Assuming a quorum is present, a majority of the shares having voting power present in person or represented by proxy must approve each proposal brought before the annual meeting other than the say-on-frequency proposal and the proposal to amend our certificate of incorporation (meaning that the number of votes cast “FOR” each proposal must exceed the number of votes cast “AGAINST” or “ABSTAIN” with respect to that proposal).  This includes the proposal regarding the election of directors in accordance with the policy of majority voting in uncontested director elections set forth in our bylaws.  The proposal to amend our certificate of incorporation must be approved by 75% of the voting power of all outstanding shares of our common stock.  With respect to the say-on-frequency proposal, the alternative receiving the highest number of votes will be considered the preference of our stockholders.

Broker non‑votes will not affect the outcome of voting on a particular proposal other than the proposal to amend our certificate of incorporation or the election of directors, but abstentions will have the effect of a vote against the applicable proposal or director.  Broker non-votes will have the effect of a vote against the proposal to amend our certificate of incorporation.

Please note that, because the say‑on‑pay and say-on-frequency votes are advisory, they will not be binding upon the board of directors or the Compensation Committee.

Where do I find the voting results of the meeting?

If available, we will announce voting results at the meeting.  The voting results will also be disclosed in a Form 8‑K filed with the Securities and Exchange Commission (the “SEC”) within four business days of the meeting.  The determination of the board of directors with respect to the frequency of the say-on-pay vote also will be disclosed in a Form 8-K filed with the SEC.

PROPOSAL 1:

ELECTION OF DIRECTORS

Old Second’s board of directors is divided into three classes approximately equal in number, serving staggered three‑year terms.  As a result, the terms of only approximately one‑third of our board members expire at each annual meeting.  The current terms of our Class III directors will expire at this year’s annual meeting.  The terms of our Class I directors will expire at the 2020 annual meeting and the terms of our Class II directors will expire at the 2021 annual meeting.

Each proposed Class III director nominee currently serves as a Class III director.

Following a review and nomination from our Corporate Governance and Nominating Committee, our board has proposed that the following Class III directors be elected as Class III directors at our 2019 annual meeting of shareholders for a term that will expire at our 2022 annual meeting and until their respective successors are duly elected and qualified.

Class III Director Nominees

Name	Age	Served as Director Since
Edward Bonifas	59	2000
Gary Collins	60	2016
William B. Skoglund	68	1992
Duane Suits	69	2012

Each Class III director nominee will be elected if the number of shares voted “FOR” the nominee constitutes a majority of the shares having voting power present in person or represented by proxy at the meeting. Accordingly, broker non‑votes will not have any effect on the outcome of voting, but abstentions will have the effect of a vote “AGAINST” the applicable nominee.

The board of directors recommends you vote your shares “FOR” each of the above Class III director nominees.

Set forth below is information concerning our other directors, whose term of office will continue after the annual meeting, including their age, year first elected or appointed as a director.

Continuing Directors

Name	Age	Served as Director Since
Class I (term expires 2020)
William Kane	68	1999
John Ladowicz	66	2008
Patti Temple Rocks	59	2015

Class II (term expires 2021).
James Eccher	53	2006
Barry Finn	58	2004
James F. Tapscott	68	2015
Hugh McLean	60	2018

All directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification and until their respective successors are duly elected and qualified.

There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions.

No nominee, member of the board of directors or executive officer is related to any other nominee, member of the board of directors or executive officer.

Director Experience

Biographical information regarding each of our director nominees and continuing directors is set forth below, including the particular experience, qualifications, attributes or skills that led the board to conclude that each member is qualified to serve on the board and any committee he or she serves.

Mr. Bonifas:    Mr. Bonifas is the Executive Vice President of Alarm Detection Systems, Inc., a producer and installer of alarm systems, closed circuit video systems and card access control systems, a position he has held since 2000.  We consider Mr. Bonifas to be qualified for service on the board, the Risk Committee, Nominating and Corporate Governance Committee and the Compensation Committee due to his skills and expertise acquired as a leader of a successful business and his prominence in the communities we serve. Mr. Bonifas also serves as Chairman of our Information Technology Steering committee where he uses his business expertise for cybersecurity oversight.

Mr. Collins:    Mr. Collins has served as the Vice Chairman of the Company since October 2016.  Before that, he was Vice Chairman of Talmer Bancorp, Inc., a publicly traded bank holding company, from 2011 until 2016.  He also served as a director of Talmer Bancorp, Inc. from 2010 until 2016. Mr. Collins served as Chairman and Co‑Chief Executive Officer of Lake Shore Wisconsin Corporation, a bank holding company, from 2010 until 2011, and as a founding Managing Director and Vice Chairman of The Private Bank — Chicago from 1991 until 2009.  We consider Mr. Collins to be qualified for service on the board due to his experience focused within mortgage banking and real estate opportunities among residential, multi‑family, and commercial lending.

Mr. Eccher:    Mr. Eccher has served as the Chief Executive Officer and President of the Company since 2015 and has served as President and Chief Executive Officer of the Bank since 2003. He also serves as Chief Operating Officer of the Company, a position he has held since 2007, and served as Senior Vice President and Branch Director of the Bank from 1999 until 2003.  Before that he served as President and Chief Executive Officer of the Bank of Sugar Grove from 1996 until 1999.  We consider Mr. Eccher to be qualified for service on the board due to his experience in the financial services industry and the familiarity with Old Second’s operations that he has acquired as the Chief Executive Officer and President of Old Second and Old Second National Bank.

Mr. Finn:    Mr. Finn has served as the President and Chief Executive Officer of Rush‑Copley Medical Center since 2002.  Before that, Mr. Finn served as the Chief Operating Officer and Chief Financial Officer of Rush‑Copley Medical Center from 1996 until 2002. We consider Mr. Finn to be a qualified candidate for service on the board and the Nominating and Corporate Governance Committee as Lead Director, the Information Technology Steering Committee, and the Audit Committee due to his business and financial expertise acquired as an executive at a successful local medical center, as well as his prominence in the communities we serve. We also consider Mr. Finn to be a qualified financial expert.

Mr. Kane:    Mr. Kane is a Partner of Label Printers, Inc., a printing company, a position he has held since 1977. We consider Mr. Kane to be a qualified candidate for service on the board and the Compensation Committee and the Risk Committee as Chairman, and Nominating and Corporate Governance Committee due to his experience as a partner at a successful local business, his general experience in business and his prominence in the communities we serve.

Mr. Ladowicz:    Mr. Ladowicz is the former Chairman and Chief Executive Officer of HeritageBanc, Inc. and Heritage Bank, where he served from 1996 until 2008, when it was acquired by Old Second.  We consider Mr. Ladowicz to be a qualified candidate for service on the board, the Audit Committee, Nominating and Corporate Governance Committee and the Compensation Committee as Chairman due to his previous experience as a chief executive officer in the financial services industry, as well as his extensive knowledge of the market areas we entered through the acquisition of HeritageBanc, Inc. in 2008.

Mr. McLean:    Mr. McLean has been a Partner with Rock Island Capital since November 2016.  Before that, Mr. McLean served as Regional President and Managing Director of Talmer Bank from 2010 until October 2016.  From 2009 until 2010, he was President and Director of Lake Shore Wisconsin Corporation. Mr. McLean was Vice Chairman of The PrivateBank, a publicly traded commercial bank headquartered in Chicago, from 1996 until 2008, and was a Managing Director of The PrivateBank from 1996 until 2001.  He also held senior commercial banking positions with Firstar Bank and American National Bank prior to joining the PrivateBank in 1996.  We consider Mr. McLean to be a qualified candidate for service on the board and the Audit Committee and the Information Technology Steering Committee due to his previous experience in the financial industry.

Mr. Skoglund:    Mr. Skoglund serves as the Chairman of the Company and the Bank. From 1998 until 2014, Mr. Skoglund served as the Chief Executive Officer of the Company.  He also served as Chief Executive Officer of the Bank from 1996 until 2014.  We consider Mr. Skoglund to be qualified for service on the board due to his skills and experience in the financial services industry and his familiarity with the Company’s operations as our former Chief Executive Officer.

Mr. Suits:    Mr. Suits was a founding Partner of Sikich LLC, a financial services firm, from 1982 until his retirement in 2004.  We consider Mr. Suits to be a qualified candidate for service on the board and the Audit Committee as Chairman (including as the audit committee financial expert) and the Risk Committee and the Nominating and Corporate Governance Committee due to his skills and experience in the financial services industry and his familiarity with Old Second’s operations.

Mr. Tapscott:    Mr. Tapscott was a Partner of McGladrey LLP, an audit, tax and consulting firm, from 1991 until his retirement in 2015.  Before that, he was a Partner with Wilkes Besterfield and Co., Ltd., from 1972 until 1991. We consider Mr. Tapscott to be a qualified candidate for service on the board and the Risk Committee and the Audit Committee due to his previous experience in accounting and financial matters as a partner of McGladrey LLP and Wilkes Besterfield and Co., Ltd.

Ms. Temple Rocks:    Ms. Temple Rocks was the Managing Director of the Chicago office of Golin, a global communications agency until her retirement in 2018.  We consider Ms. Temple Rocks to be a qualified candidate for service on the board and the Compensation Committee and the Information Technology Steering Committee due to her business experience and familiarity with the greater Chicago market through her managing directorship with Golin.

Biographical Information for Executive Officers

Name	Title
James Eccher	President and Chief Executive Officer of the Company and the Bank
Bradley Adams	Executive Vice President, Chief Financial Officer
Gary Collins	Vice Chairman
Donald Pilmer	Executive Vice President & Chief Lending Officer
Keith Gottschalk	Executive Vice President, Digital Banking Services

Because each of Mr. Eccher and Mr. Collins also serves on our board of directors, we have provided biographical information for them above. Biographical information for each of Mr. Adams, Mr. Gottschalk and Mr. Pilmer is provided below:

Mr. Adams, age 45, joined Old Second and Old Second National Bank in May 2017 to serve as an Executive Vice President and our Chief Financial Officer.  From November 2016 until joining us, he served as Executive Vice President and Director of Corporate Development and Strategy for TCF National Bank, where he oversaw corporate development and strategy. Before that, he served as Executive Managing Director, Corporate Development, of Talmer Bancorp, Inc. from 2011 and 2016. While at Talmer, Mr. Adams was responsible for management of internal financial reporting, budgeting, mortgage bank accounting, investor relations, strategic planning and corporate development activities.  Prior to joining Talmer, Mr. Adams also held positions as Managing Director of W2 Freedom, LLC, a private investment fund manager focused on investing in community banks, and as Director of Investor Relations for Fifth Third Bancorp.

Mr. Pilmer, age 54, joined Old Second and Old Second National Bank in 1989.  He currently serves as Executive Vice President (a position he has held since 2016) and as Chief Lending Officer (a position he has held since 2008). Mr. Pilmer manages the Commercial Banking unit and has more than 25 years of experience in the Commercial Banking industry.

Mr. Gottschalk, age 57, joined Old Second and Old Second National Bank in 2001.  He currently serves as Executive Vice President, Digital Banking Services at Old Second National Bank, a position he has held since January 2019.  Prior to that, Mr. Gottschalk was Executive Vice President and Chief Operating Officer of the Bank since 2012. From 2007 until 2012, he served as Executive Vice President of Operations of the Bank. Mr. Gottschalk has more than 35 years of banking experience, including managing Operations, Information Technology, Retail Banking and extensive experience in the ATM/Debit arena.  Before joining the Old Second team, Mr. Gottschalk held senior management positions for Old Kent Bank (Elmhurst, IL), Fifth Third Bank (Elmhurst, IL), Pinnacle Bank (Berwyn, IL) and FBOP Corporation (Oak Park, IL).  He has served on many customer advisory boards in the operations field.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

General

Currently, the board of directors is made up of eleven directors, who are elected by the holders of our common stock every three years to serve staggered terms.  In accordance with our corporate governance procedures, the board does not involve itself in the day‑to‑day operations of Old Second, which is monitored by our executive officers and management.  Our directors fulfill their duties and responsibilities by attending regular meetings of the board and through committee membership, which is discussed below.

Director Attendance

The board of directors held ten regular meetings during 2018.   All of the directors attended at least 75% of these meetings and the meetings of the committees on which they served.  We typically schedule a board meeting in conjunction with our annual meeting and expect that our directors will attend our annual meeting. Last year, all of our then‑serving directors attended our annual meeting.

Code of Business Conduct and Ethics

The board of directors believes that it is important to encourage the highest level of corporate ethics and responsibility.  Among other things, the board adopted a Code of Business Conduct and Ethics, which applies to all of our directors, officers and employees, as well as a procedure for allowing employees to anonymously report any problems they may detect with respect to our financial reporting.  The Code of Business Conduct and Ethics, as well as other information pertaining to our committees, corporate governance and reporting with the Securities and Exchange Commission, can be found on our website at www.oldsecond.com.  The Company will post on its website any amendments to, or waiver from, the Code of Business Conduct and Ethics as it applies to any director or officer to the extent required to be disclosed by applicable NASDAQ or SEC requirements.

Director Independence

The board of directors has standing Audit, Nominating and Corporate Governance, and Compensation Committees, each of which is made up solely of directors who are deemed to be “independent” under the rules of NASDAQ. NASDAQ’s independence rules include certain instances that will preclude a director from being deemed independent and the board reviews those requirements each year to determine a director’s status as an independent director.  The board has determined that all of the directors and nominees are “independent” as defined by the NASDAQ Stock Market, with the exception of Messrs. Eccher and Collins, each of whom has been an executive officer of the Company during the past three calendar years ended December 31, 2018.

During its review of director independence, the board considered Mr. Finn’s roles as President and Chief Executive Officer at Rush‑Copley Medical Center and Mr. Skoglund’s position as the Vice Chairman of Rush‑Copley’s board of directors.  Our board determined that this does not preclude a finding that Mr. Finn is independent under NASDAQ’s  rules because Mr. Skoglund does not serve on Rush‑Copley’s compensation committee and has recused himself from any discussions or votes that involve Mr. Finn’s salary. The board also reviewed certain transactions between Alarm Detection Systems, Inc. and the Company. Mr. Bonifas is an Executive Vice President of Alarm Detections Systems, Inc.  The board determined that Mr. Bonifas qualified as an independent director because the amounts paid by the Company to Alarm Detection Systems in 2018, which totaled approximately $214,921, were less than 5% of Alarm Detection System’s gross revenues for 2018 and because Mr. Bonifas had no interest in the transaction with the Company, except an indirect and de minimis interest as a stockholder of Alarm Detection Systems.

Actions taken by each committee of the board are reported to the full board, usually at its next meeting.  The principal responsibilities of each of the committees are described below.

Committees of the Board of Directors

Our board committees are currently composed as follows (M — member; C — chair):

Name	Audit	Compensation	Nominating and Corporate Governance	Risk
Edward Bonifas		M	M	M
Gary Collins
James Eccher
Barry Finn	M		C
William Kane		M	M	C
John Ladowicz	M	C	M
Hugh McLean	M
William B. Skoglund			M	M
Duane Suits	C		M	M
James Tapscott	M			M
Patti Temple Rocks		M

Audit Committee

The Audit Committee assists the board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls.  The Audit Committee is solely responsible for the pre‑approval of all required audit and non‑audit services to be provided by our independent registered public accounting firm and exercises its authority to do so in accordance with a policy that it has adopted.  The committee’s duties, responsibilities and functions are further described in its charter, which is available on our website at www.oldsecond.com, in the “Governance Documents” section under “Investor Relations.”  You can request a copy of the committee’s charter by sending a written request to the Corporate Secretary at 37 South River Street, Aurora, Illinois 60507, or by requesting via e‑mail to corporatesecretary@oldsecond.com.

The members of our Audit Committee during 2018 were Mr. Suits (who serves as Chairman), Mr. Finn, Mr. Tapscott, Mr. Ladowicz and Mr. McLean, each of whom is deemed to be an independent director under SEC Rule 10A‑3 and NASDAQ’s listing requirements.  The Audit Committee met six times in 2018.

The board has designated Mr. Suits as the “audit committee financial expert,” as such term is defined by the regulations of the SEC.  The board’s determination was based upon Mr. Suits’ level of knowledge and experience regarding financial matters and his experience as an independent financial consultant and as the founding partner of Sikich Gardner & Co., LLP, a public accounting and consulting firm.  The board believes that each of the other members of the Audit Committee possesses knowledge and experience sufficient to understand the complexities of the financial statements of Old Second. Mr. Suits met on a quarterly basis during 2018 with our independent registered public accounting firm.

To review our annual Audit Committee report, please see “Proposal 6 — Ratification of Our Independent Registered Public Accounts — Audit Committee Report.”

Compensation Committee

The Compensation Committee reviews the performance of Old Second’s executive officers and establishes their compensation levels.  The committee also has the authority, among other things, to:

•

review and approve performance goals and objectives relevant to the chief executive Officer and other executive officers and evaluate, at least annually, the performance of the chief executive officer and other executive officers in light of those goals and objectives;

•	review and approve employment agreements, severance arrangements, and change‑in‑control agreements or provisions for our executive officers;
•	adopt, approve or ratify awards under equity incentive compensation plans;
•	review with the chief executive officer our management succession plans; and
•

evaluate the risks posed by the design and implementation of our compensation plans and evaluate the implementation of appropriate risk management and controls to avoid or mitigate any excessive risk to the Company.

The committee’s duties, responsibilities and functions are described more fully in its charter, which is available on our website at www.oldsecond.com, in the “Governance Documents” section under “Investor Relations.”  You can request a copy of the committee’s charter by sending a written request to the Corporate Secretary at 37 South River Street, Aurora, Illinois 60507, or by requesting via e‑mail to corporatesecretary@oldsecond.com.

The members of our Compensation Committee during 2018 were Mr. Ladowicz (who serves as Chairman), Mr. Kane, Mr. Bonifas and Ms. Temple Rocks, each of whom is deemed to be an independent director under NASDAQ’s listing requirements.  The Compensation Committee met three times in 2018.

The Compensation Committee has the authority under its charter to select, or receive advice from, advisors (including compensation consultants).  In 2018, the committee continued its engagement of ChaseCompGroup LLC as an independent advisor to assist the committee in determining and evaluating executive compensation.  The Compensation Committee assessed the independence of ChaseCompGroup LLC taking into consideration all factors specified in NASDAQ listing standards.  Based on this assessment, the committee determined the engagement of ChaseCompGroup LLC did not raise any conflict of interest.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee reviews the qualifications of, and recommends to the board for nomination, candidates to stand for election at each annual meeting or to fill vacancies on the board as they may occur during the year.   The committee also reviews on at least an annual basis whether each director is “independent” under NASDAQ listing requirements.  Additionally, the Nominating and Corporate Governance Committee is responsible for reviewing our policies, procedures and structure as they relate to corporate governance.  The committee’s duties, responsibilities and functions are further described in its charter, which is available on our website at www.oldsecond.com, in the “Governance Documents” section under “Investor Relations.”  You can request a copy of the committee’s charter by sending a written request to the Corporate Secretary at 37 South River Street, Aurora, Illinois 60507, or by requesting via e‑mail to corporatesecretary@oldsecond.com.

The members of the Nominating and Corporate Governance Committee in 2018 were Mr. Finn (who serves as Chairman), Mr. Kane, Mr. Bonifas, Mr. Suits and Mr. Ladowicz, each of whom is deemed to be an independent director under NASDAQ’s listing requirements.  The Nominating and Corporate Governance Committee met two times in 2018.

Director Nominations and Qualifications

In making its nominations for persons to be elected to the board of directors and included in our proxy statement, the Nominating and Corporate Governance Committee evaluates incumbent directors, board nominees and persons nominated by stockholders, if any.  The committee reviews each candidate in light of the criteria that we believe each director should possess.  Included in the criteria are whether each nominee: (i) meets the minimum requirements for service on the board of directors contained in our bylaws; (ii) is under the age of 70 in accordance with our certificate of incorporation (but see Proposal 5 for a proposed amendment to the certificate of incorporation regarding this criterion);  (iii) possesses the highest personal and professional ethics, integrity and values; (iv) has, in the committee’s opinion, a sufficient educational and professional background and relevant past and current employment affiliations, board affiliations and experience for service on the board; (v) has demonstrated effective leadership and sound judgment in his or her professional life; (vi) has a strong sense of service to the communities in which we serve; (vii) has exemplary management and communication skills; (viii) is free of conflicts of interest that would prevent him or her from serving on the board; (ix) will ensure that other existing and future commitments do not materially interfere with his or her service as a director; (x) will review and agree to meet the standards and duties set forth in the Company’s Code of Business Conduct and Ethics; (xi) is willing to devote sufficient time to carrying out their duties and responsibilities effectively; and (xii) is committed to serving on the board for an extended period of time.  While we do not have a separate diversity policy, the committee does consider the diversity of its directors and nominees in terms of knowledge, experience, skills, expertise and other demographics which may contribute to the board.  The committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members and to determine whether they are “independent” in accordance with NASDAQ requirements (to ensure that at least a majority of the directors will, at all times, be independent).

The committee, when considering potential board members, will look at all of the foregoing criteria.  The various qualifications and criteria are normally considered by the committee in connection with its evaluation of who the committee will recommend as the Company’s nominees.  Generally, each incumbent director standing for re‑election should have and will have, at a minimum, attended at least 75% of board meetings during the past year and attended 75% of committee meetings of which he or she is a member.  The committee retains the ability to make exceptions to this attendance requirement as individual circumstances warrant.

All of the nominees for election as directors at the 2019 annual meeting were recommended for nomination by the committee.  The committee did not receive any formal nominations for directors from our common stockholders.

Common Stock Ownership and Retention Guidelines for Directors

In order to align the interests of board members and stockholders, we require each director to develop a significant equity stake in the company.  The Compensation Committee is responsible for monitoring compliance with these stock ownership and retention guidelines.

Non‑employee directors are expected to acquire and hold during their service as board members, shares of our common stock equal in value to at least three times the annual cash retainer for non‑employee directors.  Non‑employee directors have three years from their initial election to the board to meet the target stock ownership guidelines. Once they obtain the requisite number of shares, they are expected to continuously own sufficient shares to meet the guidelines.  The stock ownership goal will be determined by using the value of their retainers as of January 1 of each year and the average closing stock price for our common stock over the prior twelve months.

Shares that count toward meeting the stock ownership guidelines include: (i) shares owned, which include shares obtained upon exercise of options or shares purchased in the open market; (ii) shared ownership, which includes shares owned or held in trust by immediate family; and (iii) restricted stock units.  Unexercised stock options do not count toward meeting the stock ownership guidelines.  Until such time as the director reaches his or her target stock ownership, the director will be required to hold 50% of the shares of common stock received upon lapse of the restrictions, and upon exercise of stock options.  In the rare instance in which these guidelines would place a severe hardship on a director, the Compensation Committee may decide to allow an alternative stock ownership guideline that reflects the intentions of these overall guidelines and the director’s own personal circumstances.

Board Leadership Structure

The roles of Chairman of the Board and Chief Executive Officer are separate positions within our Company. Mr. Skoglund, our former Chief Executive Officer, serves as our Chairman, and Mr. Eccher serves as our Chief Executive Officer and President.  We currently separate the roles of Chairman and Chief Executive Officer in recognition of the differences between the two roles.

Our board of directors has also created the position of a “lead” independent director, who assists the board of directors in assuring effective corporate governance, and serves as chairman when the board of directors meets in independent director sessions. In 2018, our board of directors designated Mr. Finn to serve as the Company’s lead independent director.  The Nominating and Corporate Governance Committee reviews this appointment annually and the full board has the opportunity to ratify the committee’s selection.

Our board of directors believes this structure is appropriate for our Company because it allows the Chief Executive Officer to focus on our strategic direction and our day‑to‑day leadership and performance, and we are also able to leverage the experience and perspective of the Chairman through his guidance to the Chief Executive Officer and his management team as well as to the board of directors.  In addition, the lead independent director, who is an independent member of our Board, provides independent leadership within our Board that strengthens its effectiveness and oversight of our business.

Board’s Role in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success.  We face a number of risks, including general economic risks, credit risks, regulatory risks, audit risks, reputational risks and others, such as the impact of competition.  Management is responsible for the day‑to‑day management of risks the Company faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

While the full board of directors is charged with ultimate oversight responsibility for risk management, various committees of the board and members of management also have responsibilities with respect to our risk oversight.  In particular, the Risk Committee plays a large role in monitoring and assessing our financial, legal and organizational risks, and receives regular reports from the management team’s senior risk officer regarding comprehensive organizational risk as well as particular areas of concern.  The board’s Compensation Committee monitors and assesses the various risks associated with compensation policies, and oversees incentives that encourage a level of risk‑taking consistent with our overall strategy. Mr. Bonifas, the Chairman of the Information Technology Steering Committee, serves as our cybersecurity expert.  Additionally, our senior credit officer and loan review staff are directly responsible for overseeing our credit risk.

We believe that establishing the right “tone at the top” and providing for full and open communication between management and the board of directors are essential for effective risk management and oversight.  Our executive management meets regularly with our other senior officers to discuss strategy and risks facing the Company. Senior officers attend many of the board meetings, or, if not in attendance, are available to address any questions or concerns raised by the board on risk management‑related and any other matters.  Additionally, each of our board‑level committees provides regular reports to the full board and apprises the board of our comprehensive risk profile and any areas of concern.

Certain Relationships and Related Party Transactions

Statement of Policy Regarding Transactions with Related Persons

Transactions by us with related parties are subject to regulatory requirements and restrictions.  These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by us with our affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by us to our executive officers, directors and principal shareholders).  We have also adopted policies to comply with these regulatory requirements and restrictions, including policies governing the approval of related party transactions.  Our Audit Committee reviews and approves all related person transactions between Old Second and related parties in accordance with NASDAQ’s  rules and regulations. For purposes of this review, related person transactions are those transactions required to be disclosed under applicable SEC regulations.

Banking Relationships

Certain of our executive officers and directors have, from time to time, engaged in banking transactions with Old Second National Bank and are expected to continue such relationships in the future.  All loans or other extensions of credit made by Old Second National Bank to such individuals were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and did not involve more than the normal risk of collectability or present other unfavorable features.

Compensation Committee Interlocks and Insider Participation

For the year ended December 31, 2018, our Compensation Committee consisted of Mr. Ladowicz, Mr. Kane, Mr. Bonifas and Ms. Temple Rocks.  No member of our Compensation Committee in 2018 was, during the last fiscal year, an officer or employee of the Company or formerly an officer of the Company.  In addition, none has had any relationship with the Company of the type that is required to be disclosed under “Certain Relationships and Related Party Transactions,” except Mr. Bonifas as described above.  During 2018, none of our executive officers served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of another entity that had one or more executive officers serving as a member of the board of directors or Compensation Committee of the Company.

Stockholder Communications with the Board; Nomination and Proposal Procedures

Stockholder Communications with Directors.  Our stockholders may contact any member of the board of directors, or the board as a whole, through the Corporate Secretary either in person, in writing by mail or by e‑mail to corporatesecretary@oldsecond.com.  Any such communication should indicate whether the sender is an Old Second stockholder.  The address for submitting communications to the board by mail is 37 South River Street, Aurora, Illinois 60507.  Any communication will be forwarded promptly to the board as a group or to the attention of a specified director per your request, except for communications that are primarily commercial in nature or related to an improper or irrelevant topic.

Nominations of Directors.  In order for a stockholder nominee to be considered by the Nominating and Corporate Governance Committee to be its nominee and included in our proxy statement, the nominating stockholder must file a written notice of the proposed director nomination with our Corporate Secretary, at the above address, at least 120 days prior to the date on which the previous year’s proxy statement was mailed to stockholders.  Nominations must include the full name and address of the proposed nominee and a brief description of the proposed nominee’s business experience for at least the previous five years and, as to the stockholder giving the notice, his or her name and address, and the class and number of shares of our capital stock owned by that stockholder.  All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.  The committee may request additional information in order to make a determination as to whether to nominate the person for director.

In accordance with our Certificate of Incorporation, a stockholder may otherwise nominate a director for election to the board at an annual meeting of stockholders by giving timely notice in writing to our Corporate Secretary, at the address provided above.  To be timely, stockholder nominations must be made in writing, delivered or mailed by first class United States mail, postage prepaid, to our Corporate Secretary not fewer than 60 days nor more than 90 days prior to the anniversary date of the prior year’s annual meeting.  Each written nomination must set forth (i) the name, age, business address and residential address of the nominee; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of the Company’s stock which are beneficially owned by such person on the date of such stockholder notice; and (iv) any other information relating to such person that would be required to be disclosed on Schedule 13D pursuant to Regulation 13D under the Exchange Act and pursuant to Regulation 14A under the Exchange Act.  The nominating stockholder must also provide certain information regarding his, her or itself including (a) the name and address, as they appear on the Company’s books, of such stockholder and the name and principal business or residential address of any other beneficial stockholders known by such stockholder to support the nominees; and (b) the class and number of shares of Old Second’s stock which are beneficially owned by the stockholder on the date of the stockholder notice.

In the event that a stockholder nominates an individual to serve as a director in accordance with our bylaws and the applicable federal and state laws, the Committee shall evaluate the individual to determine whether the individual satisfies the qualification criteria and determine whether the individual will be nominated by the Committee to serve on the board.

Other Stockholder Proposals.  To be considered for inclusion in our proxy statement and form of proxy relating to our 2020 annual meeting of stockholders, the proposing stockholder must file a written notice of the proposal with our Corporate Secretary, at the above address, by December 19, 2019, and must otherwise comply with the rules and regulations set forth by the Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 29, 2019, by each director or nominee for director, by each named executive officer, by all of our directors, director nominees and executive officers as a group, and each stockholder known by us to be the beneficial owner of more than 5% of our outstanding common stock.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Old Second Bancorp, Inc., 37 South River Street, Aurora, Illinois 60507.  Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws.  We have based our calculation of the percentage of beneficial ownership on 29,889,985 shares of common stock outstanding as of March 29, 2019.   Beneficial ownership has been determined for this purpose in accordance with Rule 13d‑3 under the Exchange Act, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership of securities within 60 days of March 29, 2019.

	Shares Beneficially
Name	Owned	Percent of Class
Directors and named executive officers:
Bradley Adams(1)	41,800	*
Edward Bonifas(2)	153,130	*
Gary Collins(3)	110,213	*
James Eccher(4)	174,588	*
Barry Finn(5)	54,386	*
Keith Gottschalk(6)	7,078	*
William Kane(7)	41,659	*
John Ladowicz(8)	245,423	*
Hugh McLean(9)	125,000	*
Donald Pilmer(10)	32,636	*
William B. Skoglund(11)	94,331	*
Duane Suits(12)	28,109	*
James Tapscott(13)	26,500	*
Patti Temple Rocks(14)	11,054	*

All directors and executive officers as a group (14 persons)	1,145,907	3.83%

5% Stockholders:
BlackRock, Inc.(15)	1,998,050	6.90%

*Denotes ownership of less than 1%.

(1)

Consists of 41,800 shares held in a brokerage account.  Excludes 58,000 shares subject to restricted stock unit awards that are currently unvested and that are not deemed to be shares beneficially owned by Mr. Adams.

(2)

Consists of: (i) 11,062 shares held in Mr. Bonifas’ name alone; and (ii) 142,068 shares held in a brokerage account.   Excludes 9,000 shares subject to restricted stock unit awards that are currently unvested and that are not deemed to be shares beneficially owned by Mr. Bonifas.

(3)

Consists of: (i) 37,602 shares held in a brokerage account;  (ii) 72,149 shares held in an IRA account in Mr. Collins’ name; and (iii) 462 shares held in our 401(k) plan.   Excludes 54,000 shares subject to restricted stock unit awards that are currently unvested and that are not deemed to be shares beneficially owned by Mr. Collins.

(4)

Consists of: (i) 11,050 shares in Mr. Eccher’s name alone; (ii) 150,370 shares held in a brokerage account; (iii) 148 shares held jointly with his spouse; (iv) 11,040 shares held in our 401(k) plan; and (v) 1,980 shares held in our profit sharing plan and trust.  Excludes 85,000 shares subject to restricted stock unit awards that are currently unvested and that are not deemed to be shares beneficially owned by Mr. Eccher.

(5)

Consists of: (i) 2,500 shares held in Mr. Finn’s name alone; and (ii) 51,886 shares held in a brokerage account, which are pledged to secure a line of credit.   Excludes 9,000 shares subject to restricted stock unit awards that are currently unvested and that are not deemed to be shares beneficially owned by Mr. Finn.

(6)

Consists of: (i) 4,578 shares held in Mr. Gottschalk’s name alone; (ii) 1,018 shares held in a brokerage account; (iii) 1,107 shares held in our 401(k) plan; and (iv) 375 shares held in Mr. Gottschalk’s name in our profit sharing plan and trust.  Excludes 9,729 shares subject to restricted stock unit awards that are currently unvested and that are not deemed to be shares beneficially owned by Mr. Gottschalk.

(7)

Consists of: (i) 26,500 shares held in Mr. Kane’s name alone; and (ii) 15,159 shares held in a brokerage account.  Excludes 9,000 shares subject to restricted stock unit awards that are currently unvested and that are not deemed to be shares beneficially owned by Mr. Kane.

(8)

Consists of: (i) 11,146 shares held in Mr. Ladowicz’s name alone; and (ii) 234,277 shares held in a Roth IRA.   Excludes 9,000 shares subject to restricted stock unit awards that are currently unvested and that are not deemed to be shares beneficially owned by Mr. Ladowicz.

(9)

Consists of: 125,000 shares held jointly with his spouse.  Excludes 9,000 shares subject to restricted stock unit awards that are currently unvested and that are not deemed to be shares beneficially owned by Mr. McLean.

(10)

Consists of: (i) 4,578 shares held in Mr. Pilmer’s name alone; (ii) 22,806 shares held in a brokerage account; (iii) 1,450 shares held jointly with spouse in a brokerage; (iv) 2,876 shares held in our 401(k) plan; and (v) 926 shares held in our profit sharing plan and trust.   Excludes 16,566 shares subject to restricted stock unit awards that are currently unvested and that are not deemed to be shares beneficially owned by Mr. Pilmer.

(11)

Consists of: (i) 5,532 shares held in Mr. Skoglund’s name alone; (ii) 88,799 shares held in a trust account in Mr. Skoglund’s name.  Excludes 11,500 shares subject to restricted stock unit awards that are currently unvested and that are not deemed to be shares beneficially owned by Mr. Skoglund.

(12)

Consists of: (i) 2,500 shares in Mr. Suits’ name outright; (ii) 23,409 shares held in a brokerage account in Mr. Suits’ name alone; (iii) 1,700 shares held in an IRA; and (iv) 500 shares held in a Trust with spouse.  Excludes 9,000 shares subject to restricted stock unit awards that are currently unvested and that are not deemed to be shares beneficially owned by Mr. Suits.

(13)

Consists of: (i) 2,500 shares held outright in Mr.Tapscott’s name alone;  (ii) 18,500 shares held in a brokerage account; (iii) 4,500 shares held in an IRA; and (iv) 1,000 shares held in spouse’s Trust.  Excludes 9,000 shares subject to restricted stock unit awards that are currently unvested and that are not deemed to be shares beneficially owned by Mr. Tapscott.

(14)

Consists of: (i) 2,500 shares held outright in Ms. Temple Rocks’ name; and (ii) 8,554 shares held in a brokerage account in Ms. Temple Rocks’ name alone.  Excludes 9,000 shares subject to restricted stock unit awards that are currently unvested and that are not deemed to be shares beneficially owned by Ms. Temple Rocks.

(15)

This information is based solely on the Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 5, 2019, reporting that BlackRock, Inc. has sole voting power over 1,998,050 shares and sole dispositive power over 2,051,586 shares.  According to this Schedule 13G/A, the following subsidiaries of BlackRock, Inc. hold shares of our common stock, none of which beneficially owns 5% or greater of our outstanding shares:  BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A. and BlackRock Investment Management, LLC. BlackRock, Inc.’s business address is 55 East 52nd Street, New York, NY 10055.

SECURITY 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our directors, executive officers and ten percent stockholders file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Such persons are also required to furnish us with copies of all Section 16(a) forms they file.  Based solely on a review of the Section 16(a) reports furnished to us with respect to 2018 and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements applicable to each covered person were satisfied during 2018, except for a late Form 4 filed by Gary Collins on February 20,  2018 that reported dividend reinvestment transactions that occurred between September 2017 and December 2017; and a late Form 4 filed by Keith Gottschalk on January 2, 2019, that reported a sale transaction that occurred on May 11, 2018, that was inadvertently not reported by the broker.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) is intended to assist our shareholders in understanding our compensation programs, the philosophy underlying our compensation strategy and the fundamental elements of the compensation paid to our “named executive officers” whose 2018 compensation information is provided in the tables following this discussion.  Our named executive officers as of December 31, 2018, are noted in the following table, along with their current titles:

Name	Title
James Eccher	President and Chief Executive Officer of the Company and the Bank
Bradley Adams	Executive Vice President, Chief Financial Officer
Gary Collins	Vice Chairman
Donald Pilmer	Executive Vice President and Chief Lending Officer
Keith Gottschalk	Executive Vice President, Digital Banking Services(1)

(1)	In 2018, Mr. Gottschalk served as Chief Operating Officer of the Bank, until he was appointed as our Executive Vice President, Digital Banking Services in January 2019.

Introduction

Our CD&A is organized as follows:

•	Overview and Executive Summary. We provide background context and financial and operational highlights that puts our overall disclosure into perspective.
•

Objectives of Our Compensation Program.  The objectives of our executive compensation program are based on our business model and the competitive pressures we face in attracting and retaining executive talent. We structure our executive compensation program to reflect our compensation philosophy and related operating principles.

•	Elements of Compensation. The key components of our compensation program are base salary, annual bonuses and long‑term equity awards, with an emphasis on tying executive compensation to performance.
•

Severance and Change in Control Arrangements.  We provide certain severance benefits in the event of Mr. Eccher’s involuntary termination and “double‑trigger” change in control benefits to each of our named executive officers.

•

Compensation Process.  Our executive compensation program is regularly reviewed by the Compensation Committee to ensure that we meet our compensation objectives and to ensure that our compensation program does not pose material risks to the Company.

•	Analysis of 2018 Compensation. Decisions on 2018 compensation are analyzed and explained in the context of our compensation objectives and performance.
•

Regulatory Considerations.  We consider guidance established by the Federal Deposit Insurance Corporation (the “FDIC”) and other bank regulatory agencies, in addition to various other regulatory requirements, in making decisions about executive compensation.

Overview and Executive Summary

Business Overview.  The Company, through its banking subsidiary, provides lending, deposit, and trust services for businesses and individuals.  We offer competitive commercial and personal banking products and are committed to providing superior customer service.  We place a high priority on community service and are actively involved with many civic and community projects in the communities where we conduct business.  We operate in an intensely competitive and uncertain business environment.  From a business perspective, not only do we compete with numerous companies in our markets for customers, but we also compete with many different types and sizes of organizations for senior leadership capable of executing our business strategies.  Among other challenges, our business model requires experienced leaders with banking and operational expertise who are capable of taking on high levels of personal responsibility in an ever‑evolving banking industry and economy.

Financial and Operational Performance.  During 2018, we continued our emphasis on sustaining profitability and growth as primary objectives.  Specific accomplishments in 2018 that directly impacted those objectives include:

•	Net income of $34.0 million for 2018, compared to $15.1 million for 2017; and
•	Commercial loan growth of 17.4% in 2018, including 4.1% of organic commercial loan growth compared to 2017.

In 2018, our Compensation Committee selected, among others, corporate performance metrics for our annual incentive plan based on our (a) adjusted net income, which excludes after-tax acquisition related costs, and was earned at 115% of target based on our 2018 adjusted net income of $36.7 million, and (b) adjusted efficiency ratio, which was earned at 110% of target based on our adjusted efficiency ratio of 58.94% at year-end 2018.  The adjusted efficiency ratio is calculated as noninterest expense, excluding OREO expenses, amortization of core deposits and acquisition related costs divided by the sum of net interest income on a fully tax equivalent basis, total noninterest income less net gains and losses on securities and includes a tax equivalent adjustment on the increase in cash surrender value of bank-owned life insurance.

Overview of Our Executive Compensation Programs.  The Company and the Bank share an executive management team, the members of which are compensated by the Bank rather than the Company.  The compensation packages of our named executive officers are determined and approved by our Compensation Committee based on their performance and roles for both the Company and the Bank.

We are committed to paying for performance.  This commitment is reflected by the significant portion of our named executive officers’ compensation that is provided through performance‑based programs.  Our executive compensation programs evolve and are adjusted over time to support the business goals of the Company and the Bank and to promote both near‑ and long‑term profitable growth.  Total compensation for each named executive officer varies with performance in achieving financial and nonfinancial objectives.

Accordingly, our executive compensation, particularly metrics for the organization’s short‑term incentive plans, focused on the following goals and accountabilities: our and the Bank’s net income growth; the Bank’s loan growth; asset‑credit quality risk reduction and a reduction in classified assets; cost savings initiatives; and specific profit center performance.  These metrics were prudently designed to contain and minimize risk while at the same time emphasizing growth and profitability.

Say‑on‑Pay.  Of the votes cast on our say-on-pay proposal at our 2018 annual meeting, 97%  voted in support of the compensation of our named executive officers.   Our board and the Compensation Committee pay careful attention to communications received from stockholders regarding executive compensation, including the non‑binding advisory vote. The Compensation Committee believes that these voting results reflect strong confidence in our board to exercise good judgement in structuring thoughtful executive compensation programs that benefit our stockholders.  We considered the result of the 2018 advisory vote on executive compensation but not for specific 2018 compensation decisions.  Based on this consideration and the other factors described in this CD&A, the Compensation Committee did not alter the policies or structure for named executives’ compensation for 2018.

Objectives of Our Compensation Program

The goal of our compensation program is to align the interests of management with those of our stockholders while minimizing undue risk‑taking.  The Compensation Committee has designed our executive compensation program in a manner that does not provide our executives with incentives to engage in business activities or other behavior that would threaten our value or the investments of our stockholders.

The executive compensation program is intended to accomplish the following objectives:

•	pay for performance;
•	tie equity compensation to long‑term value creation for our stockholders;
•	align the financial interests of our named executive officers with those of our stockholders;
•	maintain a corporate environment that encourages stability and a long‑term focus for both us and our management;
•	maintain a program that:
o	clearly motivates personnel to perform and succeed according to our current goals;
o	attracts and retains key personnel critical to our long‑term success; and
o	does not encourage undue risk‑taking; and
•	ensure that management:
o	fulfills its oversight responsibility to its constituents which include stockholders, customers, employees, the community and government regulatory agencies;
o	conforms its business conduct to the highest ethical standards;
o	remains free from any influences that could impair or appear to impair the objectivity and impartiality of its judgments or treatment of our constituents; and
o	continues to avoid any conflict between its responsibilities to us and each individual’s personal interests.

Elements of Compensation

Our named executive officers’ compensation program consists of four main components: (i) base salary, (ii) annual cash incentives,  (iii) equity awards, and (iv) additional benefits.

The Compensation Committee’s decisions regarding each of the components for the named executive officers are based in part on the Compensation Committee’s subjective judgment and take into account qualitative and quantitative factors, as discussed below.  In reviewing an executive officer’s compensation, the Compensation Committee considers and evaluates all components of the officer’s total compensation package.  This involves reviewing base salary, bonus/cash incentives, equity incentive awards, perquisites, participation in our non‑qualified executive plans, participation in our 401(k) plan and any other payments, awards or benefits that an officer earns.  Additionally, the Compensation Committee takes into consideration any amounts an executive officer is entitled to upon retirement, termination or a change‑in‑control event.

The following overview explains the structure and rationale of the elements of compensation used for 2018.

Base Salary.  The Compensation Committee believes that base compensation should offer security to each executive sufficient to maintain a stable management team and environment.  In establishing an executive officer’s initial base salary the Compensation Committee considers, among other things, the executive’s level of responsibility, prior experience, breadth of knowledge, the competitive salary practices at peer companies, internal performance objectives, education, internal pay equity, potential bonus and equity awards, level of benefits and perquisites and the tax deductibility of base salary.

The Compensation Committee reviews salaries of the named executive officers on an annual basis.  As with all of its decisions regarding compensation levels, when reviewing salaries the Compensation Committee considers the levels of all aspects and components of the officer’s compensation, including the individual’s potential bonus and equity awards as well as the level of benefits and perquisites offered.  All of these factors are considered on a subjective basis in the aggregate, and none of the factors is accorded a specific weight.

Annual Cash Incentives.  The Compensation Committee believes that annual cash incentive compensation is an integral component of our total compensation program that links executive decision‑making and performance with our annual strategic objectives.  We use this component to focus management on the achievement of corporate financial goals while considering the mitigation of any risks which may affect our overall financial performance.

On February 20, 2018, the Compensation Committee approved the Old Second Bancorp, Inc. Executive Annual Incentive Plan, which we refer to as our “Incentive Plan.” Under the Incentive Plan, as soon as practicable at the beginning of each fiscal year, the Compensation Committee, in consultation with our Chief Executive Officer, selects key performance objectives, which will be used to determine the actual incentive cash payment to be awarded to our executive officers upon the achievement of the selected performance objectives.  Generally speaking, performance targets are set so that improvement in a performance objective is necessary in order to receive any or all of the incentive award with respect to that objective.  In addition, under the Incentive Plan, in order to be eligible for a cash incentive payment with respect to a particular year, the executive must also meet the expectations of his position during such year.

Maximum incentive opportunities are capped under the Incentive Plan to avoid encouraging excessive risk‑taking and to avoid any focus on maximizing short‑term results at the expense of our long‑term soundness.

Equity Awards.  The Compensation Committee believes that senior management equity ownership effectively aligns the interests of senior management with those of our stockholders.  Accordingly, we have implemented equity‑based incentives to both encourage our management’s long‑term service and give management a more direct interest in our future success.  The equity incentive plan in effect in 2018, which was approved by our stockholders in 2014, and amended in 2016 (the “Equity Incentive Plan”), authorizes the granting of qualified stock options, non‑qualified stock options, restricted stock, restricted stock units and stock appreciation rights.

All awards are at the discretion of the Compensation Committee and are generally subjective in nature.  In determining the number of equity awards to be granted to executive officers, the Compensation Committee considers individual and corporate performance goals and achievement as measured by those goals, the executive’s position and his or her ability to affect profits and stockholder value, as well as the level of awards granted to individuals with similar positions at our peer organizations.  Because of the nature of equity awards, the Compensation Committee also evaluates prior awards of stock options and restricted stock and takes into account the overall wealth accumulation of a given executive officer through such awards.

As discussed below in “Analysis of 2018 Compensation—Long-Term Equity Compensation,” in 2018, the Compensation Committee granted our named executive officers service-based restricted stock units that are subject to three-year cliff vesting.  In addition, with respect to Mr. Eccher, Mr. Adams and Mr. Collins, the Compensation Committee awarded performance-based restricted stock units subject to specified performance conditions.

Additional Benefits

Retirement Benefits.  We sponsor a tax‑qualified 401(k) savings plan and trust intended to be qualified under Section 401(k) of the Internal Revenue Code.  Virtually all employees are eligible to participate after meeting certain age and service requirements.  Eligible employees are permitted to contribute up to a dollar limit set by law. Participants can choose between several different investment options under the 401(k) plan, including shares of our common stock.

During 2018, we provided a matching contribution on elective deferrals to eligible participants in an amount equal to 100% of the first 3% of each participant’s  contributions, and 50% of the next 2% of the participant’s contributions.  There is also a profit‑sharing portion of the 401(k) plan which provides for an annual discretionary contribution to the retirement account of each employee based in part on our profitability in a given year and on each participant’s annual compensation.  The contribution amount granted each year is on a discretionary basis and there is no set formula used by the Compensation Committee. For 2018, the Compensation Committee elected not to make a discretionary profit sharing contribution.

Deferred Compensation.  We sponsor an executive deferred compensation plan (the “Executive Deferred Compensation Plan”), which provides a means for certain executives to voluntarily defer all or a portion of their salary and/or bonus, if any, without regard to the statutory limitations applicable to tax‑qualified plans, such as our 401(k) plan.  The Executive Deferred Compensation Plan provides for participant deferrals, company matching contributions and discretionary employer profit‑sharing contributions.  A company matching contribution is credited to the plan on behalf of a participant when the participant elects to defer the maximum amount permitted under the 401(k) plan (including catch‑up contributions, if applicable) and keeps that level of deferral for the entire plan year.   The company matching contribution is an amount up to 3%, provided at least a 6% deferral was met, of the participant’s combined base salary and bonuses, less any matching contribution paid to the 401(k) plan on the participant’s behalf.  The determination of whether a profit‑sharing contribution is made and in what amount is entirely at the Compensation Committee’s discretion and there is no set formula.  Participants are permitted to make hypothetical investments with respect to their account balances.  The participants may select such hypothetical investments from an array of publicly‑traded mutual funds that are held in an insurance company separate account.  Participants may elect to receive their Executive Deferred Compensation Plan balance in a lump sum or in installments.  Participants may make a withdrawal from the plan during their employment in the event of hardship as approved by the plan’s administrator.  The plan is administered through an independent service provider. Messrs. Eccher, Collins and Gottschalk currently have account balances under the Executive Deferred Compensation Plan.

Perquisites and Other Benefits.  We provide general and customary benefit programs to executive officers and other employees.  Benefits offered to executives are intended to serve a different purpose than base salary, bonus, cash incentive and equity incentive awards.  While the benefits offered are competitive with the marketplace and help attract and retain executives, the benefits also provide financial security for employees for retirement as well as in the event of illness, disability or death.  The benefits we offer to executive officers are generally those offered to other employees with some variation to promote tax efficiency and replacement of benefit opportunities lost to regulatory limits although there are some additional perquisites that may only be offered to executive officers.  Because of the nature of the benefits offered, the Compensation Committee normally does not adjust the level of benefits offered on a year‑to‑year basis.  We will continue to offer benefits, the amount of which shall be determined from time‑to‑time in the sole discretion of the Compensation Committee.

The following table summarizes the benefits and perquisites we do and do not provide as well as identifies those employees that may be eligible to receive them:

	Executive Officers	Other Officers/Mgrs.	Full‑Time Employees
Health Plans:
Life & Disability Insurance	X	X	X
Medical/Dental/Vision Plans	X	X	X
Retirement Plans:
401(k) Plan/Profit‑Sharing	X	X	X
Deferred Compensation Plan	X	X	Not Offered
Perquisites:
Car Allowance	X	Not Offered	Not Offered
Country Club Membership	X	Not Offered	Not Offered

It is our belief that perquisites for executive officers should be very limited in scope and value.  Due to this philosophy, we have generally provided very nominal benefits to executives that are not available to full‑time employees, and we plan to continue this approach in the future.  We do provide country club memberships to certain executives and managers in the ordinary course of business to give them the opportunity to bring in and recruit new business opportunities.  These individuals are eligible to use the club membership for their own personal use.  Additionally, we provide Messrs. Eccher, Adams, Collins and Pilmer with an automobile allowance to enable them to visit our banking locations on a regular basis as well as to call on our customers.  We have disclosed the value of all perquisites to named executive officers in the Summary Compensation Table even if they fall below the disclosure thresholds under the SEC rules.  We will continue to offer perquisites, the amount of which shall be determined from time‑to‑time in the sole discretion of the Compensation Committee.

Severance and Change in Control Arrangements

Employment Agreements and Compensation and Benefits Assurance Agreements.  Under his employment agreement, we provide Mr. Eccher with certain “double trigger” severance benefits in the event of his involuntary termination following a change in control, as well as salary continuation following certain other involuntary terminations.  We have also entered into Compensation and Benefits Assurance Agreements with each of our other named executive officers which also provide “double trigger” severance benefits in the event of a qualifying termination following a change in control.  We believe these agreements help us recruit and retain executives with the experience, skills, knowledge and background needed to achieve our business goals and strategy.  For a detailed description of the severance and change in control benefits applicable to our named executive officers, see the discussion below under “Potential Payments Upon Termination or Change in Control.”

Acceleration of Equity Awards.  All employees, including our named executive officers, who receive equity awards under our Equity Incentive Plan will immediately vest in any unvested equity awards held by such employees upon the occurrence of a change in control if (i) the equity plan and the respective awards are not assumed by the surviving entity or (ii) the plan and the respective awards are assumed by the surviving entity but the individual is terminated without cause or resigns for good reason.  Additionally, under the terms of the Employment Agreement and Assurance Agreements noted above and described in greater detail below, all equity awards held by a named executive officer will become vested and exercisable upon a qualifying termination following a change in control.

No Tax Gross‑Ups.  We do not provide excise tax gross‑ups on benefits under any change in control provisions or other agreements.  All of our named executive officers currently have employment agreements or Compensation and Benefits Assurance Agreements that provide that in the event the officer would be subject to excise tax for any amounts payable under such agreement, the amounts to be paid will be reduced to such lesser extent that would result in no portion of such amounts being subject to excise taxes.

Compensation Process

The Compensation Committee has overall responsibility for evaluating the compensation plans, policies and programs relating to our executive officers.  Further, as required by guidance issued by the Federal Reserve and other financial institution regulatory agencies, and the SEC’s guidance regarding risk associated with compensation arrangements (each as described more fully below), the Compensation Committee is also responsible for a more expansive risk review with respect to the compensation plans, policies and programs maintained for our employees.

During 2018, the Compensation Committee convened in February and March. Mr. Ladowicz, as Chairman of the Compensation Committee, also met, as needed, with internal staff members to compile compensation information for this proxy statement.  The Compensation Committee also met in February and again in March 2019 to approve salaries, incentive plans and performance metrics for 2019, as well as approving officer incentives earned during 2018.

Role of Compensation Consultant.  The Compensation Committee’s charter gives it the authority to delegate its responsibility to members or subcommittees of the Compensation Committee.  Also, the charter gives the Compensation Committee the authority to hire outside consultants to further its objectives and responsibilities.  In prior years, the Compensation Committee has retained ChaseCompGroup LLC to provide services in connection with a review and analysis of compensation paid to our named executive officers and board of directors.  In keeping with the Compensation Committee’s philosophy of comparing our compensation with that of the competitive marketplace on an annual basis, the Compensation Committee retained ChaseCompGroup LLC in 2018 to provide an updated market analysis of our executive compensation program.

Role of Executive Officers.  The Compensation Committee relies upon the input of management, when carrying out its responsibilities in establishing executive compensation.  The Compensation Committee relies on Mr. Eccher’s input in establishing compensation for our named executive officers other than himself.  Management provides the Compensation Committee with evaluations as to employee performance, guidance on establishing performance targets and objectives and recommends salary levels and equity awards.  The Compensation Committee also consults with management on matters that are relevant to executive compensation and benefit plans where board or stockholder action is expected, including the adoption of new plans or the amendment of existing plans.  Finally, the Compensation Committee consults with our management, specifically the Bank’s Senior Risk Officer, in completing the risk review with respect to employee compensation plans.  No executive officer participates in any recommendation, discussion or decision regarding his or her own compensation.

Peer Group.  Market pay practices are one of many factors we consider in setting executive pay levels and designing compensation programs. Information on pay levels and practices is gathered from a group of publicly traded companies selected based on their business focus, scope and location of operations, size and other considerations.  The Company’s peer group of 16 financial institutions was jointly presented by ChaseCompGroup LLC and management and approved by the Compensation Committee.  The group is periodically reviewed, with changes made to reflect merger and acquisition activity, financial situation and development, and other considerations.  The institutions included in the peer group for 2018 include:

Wintrust Financial Corporation

MB Financial, Inc.

First Midwest Bancorp, Inc.

First Financial Bancorp

First Busey Corporation

Park National Corporation

1st Source Corporation

Enterprise Financial Services Corp.

Lakeland Financial Corporation

MainSource Financial Group, Inc.

Midland States Bancorp, Inc.

QCR Holdings, Inc.

Peoples Bancorp Inc.

Merchants Bancorp

Byline Bancorp, Inc.

Mercantile Bank Corporation

First Financial Corporation

First Defiance Financial Corp.

First Mid‑Illinois Bancshares, Inc.

Independent Bank Corporation

Farmers National Banc Corp.

First Business Financial Services, Inc.

BankFinancial Corporation

Analysis of 2018 Compensation

This section describes the decisions made by the Compensation Committee with respect to the compensation for our named executive officers for 2018.

Base Salary.  We annually review the base salaries of the named executive officers to determine whether or not they will be adjusted, as described above.  The salaries for 2018, determined by the Compensation Committee at the beginning of 2018, are set forth in the Summary Compensation Table below. In determining base salary levels, we generally considered the following:

•	the compensation philosophy and guiding principles described above;
•	the general economic factors in the financial industry beyond our control and our financial performance compared to our peers;
•	the experience and industry knowledge of our named executive officers and the quality and effectiveness of their leadership;

•	all of the components of executive compensation, including annual cash incentives, equity awards, retirement and death benefits, as well as other benefits and perquisites; and
•	internal pay equity among our executives.

The following table details the base salary of our named executive officers for the periods presented.  In early 2019, the Compensation Committee determined the base salaries for our named executive officers for 2019.   In determining the base salaries for 2019, we considered the same general factors discussed above including the growth in our earnings, return on average assets and overall assets.

		2017	2018	2019
Name	Position	($)	($)	($)
James Eccher	President and Chief Executive Officer of Old Second	481,000	505,050	535,353
Bradley Adams	Executive Vice President and Chief Financial Officer of Old Second	300,000	308,250	320,580
Gary Collins	Vice Chairman	300,000	308,250	316,727
Donald Pilmer	Executive Vice President and Chief Lending Officer	261,375	269,216	276,620
Keith Gottschalk	Executive Vice President, Digital Banking Services	261,046	266,267	266,267

For 2019 and 2018, the Compensation Committee increased Mr. Eccher’s base salary by 6.0% and 5.0%, respectively, based on overall company and his individual performance. Mr. Adam’s base salary was increased by 4.0% and 2.75% for 2019 and 2018, respectively, due to overall company performance and successful completion of the 2018 acquisition of Greater Chicago Financial Corp(“GCFC”)./ABC Bank.  Mr. Collin’s base salary was increased by 2.75% in both 2019 and 2018, due to overall company performance and successful completion of the GCFC/ABC Bank acquisition.  .Mr. Pilmer also received merit increases in base salary of 2.8% and 3.0% in 2019 and 2018, respectively, due primarily to commercial loan and commercial treasury management growth.

Annual Cash Incentive Payments.  As discussed above, under our Incentive Plan, the Compensation Committee, in consultation with our Chief Executive Officer, selects key performance objectives, which will be used to determine the actual incentive cash payment to be awarded to our executive officers upon the achievement of the selected performance objectives.  In addition, under the Incentive Plan, the Compensation Committee also determines each executive officer’s target incentive opportunity, expressed as a percentage of base salary.

For 2018, the Compensation Committee set the target potential incentive payment, expressed as a percentage of base salary, as follows:

	Percentage of	Target Incentive
	Base Salary	Payment
Name	(%)	($)
James Eccher	55	277,778
Bradley Adams	50	154,125
Gary Collins	40	123,300
Donald Pilmer	40	107,686
Keith Gottschalk	40	106,507

For 2018, the Compensation Committee selected five performance objectives, as identified in the following table (and described in more detail below), and assigned a weight for each performance objective, stated as a percentage of the total target incentive payment.

The performance objectives chosen by the Compensation Committee and the assigned weight for each objective for 2018 performance were as follows:

	Adjusted	Organic	Adjusted	Adjusted	Department/
	Net Income	Loan	Classified	Efficiency	Personal
	Growth	Growth	Assets Ratio	Ratio	Performance	Total(1)
Name	(%)	(%)	(%)	(%)	(%)	(%)
James Eccher	35	-	5	5	10	55
Bradley Adams	30	-	-	10	10	50
Gary Collins	25	-	-	5	10	40
Donald Pilmer	20	5	5	-	10	40
Keith Gottschalk	15	5	-	5	15	40

(1)

Represents each officer’s target incentive payment expressed as a percentage of their base salary.  As discussed below, under the incentive plan, the Committee has set threshold and maximum performance levels for certain objectives.

The Compensation Committee established threshold, target and maximum performance levels and weights for each selected corporate goal.  Threshold represents the minimum level of performance at which, if achieved, a payment is earned on each corporate goal.  If performance is below the threshold level for any particular corporate goal, no payment will be earned; however, payment will be earned for other corporate objectives that are achieved at least at a threshold level of performance.  Maximum represents the maximum level of performance at which, if achieved, a maximum payment is earned on each corporate goal. If performance exceeds the maximum level for any corporate goal, no further incentive above the maximum incentive for such corporate goal is earned.  Actual performance between threshold, target and maximum performance levels will be interpolated to determine the amount of payment based on relative achievement of the corporate objectives.

How we defined each of these corporate objects is set forth below.

Adjusted Net Income Growth

Each named executive officer participating in the incentive plan had a portion of their annual incentive tied to this performance objective in 2018.   The Compensation Committee believes that our growth, as measured by our adjusted net income, is an appropriate performance measure because it focuses on our financial performance, which in turn affects stockholder value.  The Compensation Committee defined adjusted net income in 2018 as net income, excluding after-tax acquisition related costs.  The Compensation Committee defined adjusted net income in 2018 as net income, excluding adjustments to income tax expense due to deferred tax asset revaluations stemming from tax rate changes at the Federal and State levels, and the after-tax effect of acquisition related costs.

The Compensation Committee applied the following scale to determine how much of the total assigned weight for this performance objective each named executive officer could receive based on our net income:

		Percent of
		Assigned
Adjusted Net Income	Notes	Weight (%)
$24.2 million	5% over 2017 net income	40	(1)
$25.4 million	10% over 2017 net income	60
$26.6 million	15% over 2017 net income	80
$29.4 million	Budgeted net income for 2018	100	(2)
ROAA	Peer group >25% but <50%	110
ROAA	Peer group median	115	(3)

(1)	Represents the threshold level of performance necessary to earn any portion of this objective, which will result in 40% of the assigned weight being earned.

(2)	Represents the target level of performance for this objective, which will result in 100% of the assigned weight being earned.
(3)

Represents the maximum level of performance for this objective, which will result in 115% of the assigned weight being earned.  The median return on average assets, or ROAA, for all peers listed in the Compensation Process – Peer Group as detailed above, was used as a baseline for this metric.

Our adjusted net income in 2018 was $36.7 million, which resulted in adjusted net income in excess of our peer group median ROAA.  Accordingly, each named executive officer earned 115.0% of the assigned weight for this performance objective.

Loan Growth

Both Mr. Pilmer and Mr. Gottschalk had a loan growth performance objective that was measured based on achievement of 100% of 2018 budgeted loan growth over 2017.   The Compensation Committee set a threshold of 70% of budget to achieve a 50% performance measurement, and a maximum of 110% of budget to achieve 110% performance measurement. Accordingly, growth below the threshold level would result in no payment for this objective and growth above the maximum level would result in payment at the maximum level.  We did not achieve these objectives and, therefore, Mr. Pilmer and Mr. Gottschalk earned 0% of the assigned weight for this performance objective.

Mr. Pilmer had a commercial loan growth performance objective that was measured based on 2018 budgeted organic growth, excluding acquired loans, over 2017 results, as detailed in the following table.

2018 Budgeted Organic	As a % of	Percent of
Commercial Loan Growth	Budget	Assigned Weight
(%)	(%)	(%)
4.41	70	50	(1)
5.67	90	75
6.30	100	100	(2)
6.93	110	110	(3)

(1)	Represents the threshold level of performance necessary to earn any portion of this objective, which will result in 50% of the assigned weight being earned.
(2)	Represents the target level of performance for this objective, which will result in 100% of the assigned weight being earned.
(3)	Represents the maximum level of performance for this objective, which will result in 110% of the assigned weight being earned.

Actual commercial loan growth was 4.10%, which was below the threshold performance level and, therefore, Mr. Pilmer earned 0% of the assigned weight for this performance objective.

Mr. Gottschalk had a retail loan growth performance objective that was measured based on 2018 budgeted organic growth, excluding acquired loans, over 2017 results, as detailed in the following table:

2018 Budgeted Organic	As a % of	Percent of
Retail Loan Growth	Budget	Assigned Weight
(%)	(%)	(%)
0.70	70	50	(1)
0.90	90	75	(2)
1.00	100	100
1.10	110	110	(2)

(1)	Represents the threshold level of performance necessary to earn any portion of this objective, which will result in 50% of the assigned weight being earned.
(2)	Represents the target level of performance for this objective, which will result in 100% of the assigned weight being earned.
(3)	Represents the maximum level of performance for this objective, which will result in 110% of the assigned weight being earned.

There was no actual retail loan growth in 2018 compared to 2017, which was below the threshold performance level and, therefore, Mr. Gottschalk earned 0% of the assigned weight for this performance objective.

Asset/Credit Quality

Mr. Eccher, Mr. Collins and Mr. Pilmer each had a performance objective related to our adjusted classified assets ratio. Management monitors a ratio of classified assets as a percent of the sum of Bank Tier 1 capital and the allowance for loan and lease losses, which is referred to as the “classified assets ratio.”  The adjusted classified assets ratio is our classified assets ratio, excluding purchased credit impaired loans, nonperforming acquired loans and acquired other real estate owned.  The Compensation Committee believes that a continued focus by these executives on our asset/credit quality will ensure that we are working toward sustainable growth and profitability.

Adjusted Classified	Percent of
Assets Ratio	Assigned Weight
(%)	(%)
10.75	50	(1)
9.75	75
9.11	100	(2)
7.50	110	(3)

(1)	Represents the threshold level of performance necessary to earn any portion of this objective, which will result in 50% of the assigned weight being earned.
(2)	Represents the target level of performance for this objective, which will result in 100% of the assigned weight being earned.
(3)	Represents the maximum level of performance for this objective, which will result in 110% of the assigned weight being earned.

At December 31, 2018, our adjusted classified assets ratio was 10.42%, and, therefore, Mr. Eccher, Mr. Collins and Mr. Pilmer each earned 58.05% of the assigned weight for this performance objective.

Adjusted Efficiency Ratio

The Compensation Committee believes that expense control and efficiency of operations is a goal we should continually strive for in order to provide for the best financial return for our stockholders.  Further, the Compensation Committee believes that our named executive officers are best situated to impact our efforts in this regard.  As such, Mr. Eccher, Mr. Adams, Mr. Collins and Mr. Gottschalk each had a portion of their annual incentive tied to our adjusted efficiency ratio, as noted in the following table.  For 2018, the Compensation Committee defined our adjusted efficiency ratio as our efficiency ratio, excluding after-tax acquisition related costs.

Adjusted	Percent of
Efficiency Ratio	Assigned
(%)	Weight (%)
≤ to 65.0	50	(1)
≤ to 62.5	75
≤ to 60.5	100	(2)
≤ to 60.0	110	(3)

(1)	Represents the threshold level of performance necessary to earn any portion of this objective, which will result in 50% of the assigned weight being earned.
(2)	Represents the target level of performance for this objective, which will result in 100% of the assigned weight being earned.
(3)	Represents the maximum level of performance for this objective, which will result in 110% of the assigned weight being earned.

For 2018, our adjusted efficiency ratio at year‑end was 58.94% and, therefore, Mr. Eccher, Mr. Adams, Mr. Collins and Mr. Gottschalk earned 110% of their applicable assigned weight for this performance objective.

Department and Individual Performance

The Compensation Committee also set performance metrics for each executive, related to their respective departments and/or individual performance to promote the leadership and development of our various lines of business.  For 2018,  Mr. Eccher was evaluated on successful acquisition activity, assimilation of newly acquired staff, and overall cost savings realized, for which he earned 10% of a total possible 10% related to personal goals.  Mr. Adams was evaluated on Finance and Accounting Department strategies and efficiencies, and earned 8% of a possible 10%.  Mr. Collins was evaluated on successful acquisition completion, including technology integration, as well as cost savings stemming from the acquisition, and earned 10% of a possible 10% for this metric. Mr. Pilmer was evaluated on commercial treasury department income growth, commercial merchant income growth, and commercial deposit growth, and earned 7.5% of a possible 10% for these goals.  Mr. Gottschalk was evaluated on the performance of our Retail Department, including retail deposit growth and retail service charge growth, and earned 5% of a possible 15% for this metric.

Total 2018 Annual Cash Incentive Plan Awards

As outlined above, the Compensation Committee reviewed our performance and the performance of each department and executive officer, as applicable.  Based on this review, the Compensation Committee approved awards at an amount equal to an interpolated amount between the total potential threshold incentive and the total maximum incentive for each performance objective (if the threshold performance level was obtained for such objective).  Our named executive officers’ actual cash incentive awards for 2018 are noted in the table below, along with the percentage of the total target incentive each officer achieved.

		Percentage of
		Target Incentive
	Actual Award	Payment Achieved
Name	($)	(%)
James Eccher	296,212	106.6
Bradley Adams	164,914	107.0
Gary Collins	136,401	110.6
Donald Pilmer	89,918	83.5
Keith Gottschalk	73,889	69.4

Discretionary Cash Bonus.  In 2018, the Compensation Committee also awarded a discretionary cash bonus to each of Messrs. Eccher, Adams and Collins of $50,000 for the successful completion of our acquisition of Greater Chicago Financial Corp. and its subsidiary bank, ABC Bank that closed on April 20, 2018.

Long‑Term Equity Compensation. In 2018, the Compensation Committee approved equity grants for our named executive officers comprised of both performance-based restricted stock units, or PRSUs, and time-vesting restricted stock units, or TRSUs, as shown in the following table.

Name	PRSUs(#)(1)	TRSUs(#)
James Eccher	40,000	20,000
Bradley Adams	25,000	8,000
Gary Collins	25,000	8,000
Donald Pilmer	―	6,566
Keith Gottschalk	―	3,729
(1)

Amount shown is the target amount of each award.  The range of performance-based restricted stock units actually earned can be in the range of 0% of target for below threshold performance, to 75% of target for threshold performance, to 125% of target for maximum performance.

We granted performance-based equity awards in 2014, which had a three year performance period that ended on December 31, 2017.  In 2018, the Compensation Committee granted new PRSUs in order to provide new long-term incentives and payment for performance.

PRSUs.  Under the terms of the PRSU agreement, the PRSUs will vest annually in equal one-third increments over the three year performance period based on our achievement of performance goals determined by the Compensation Committee during the performance period at a threshold, target and maximum performance level, if the named executive officer continues to be employed with the us through the applicable performance period, with accelerated vesting in certain circumstances as described in the “Potential Payments upon Termination or Change in Control” below.  The performance metrics selected by the Compensation Committee for the above-referenced awards are:

•	Cumulative adjusted earnings per share;
•	Return on tangible common equity;
•	Efficiency ratio; and
•	Relative shareholder return measured relative to the KBW NASDAQ Regional Banking Index.

TRSUs.  The TRSUs are subject to three‑year cliff vesting, with accelerated vesting in certain circumstances as described in the “Potential Payments upon Termination or Change in Control” section below.

Perquisites and Other Benefits.  While the Compensation Committee reviews and monitors the level of other compensation offered to the named executive officers, the Compensation Committee typically does not adjust the level of benefits offered on an annual basis.  The Compensation Committee does consider the benefits and perquisites offered to the named executive officers in its evaluation of the total compensation received by each.  The perquisites received by the named executive officers in 2018 are reported in the Summary Compensation Table below.  The benefits offered in 2018 to the named executive officers are expected to continue for 2019.

Regulatory Considerations

As a publicly‑traded financial institution, we must contend with several often overlapping layers of regulations when considering and implementing compensation‑related decisions.  These regulations do not set specific parameters within which compensation decisions must be made, but do require the Compensation Committee to be mindful of the risks that often go hand‑in‑hand with compensation programs designed to incentivize the achievement of better than average performance.  While the regulatory focus on risk assessment has been heightened over the last several years, the incorporation of general concepts of risk assessment into compensation decisions is not a recent development.

The Compensation Committee continues to believe in and practice a sensible approach to balancing risk‑taking and rewarding reasonable, but not necessarily easily attainable, goals and this has always been a component of its overall assessment of the compensation plans, programs and arrangements it has put in place for our named executive officers.  The Compensation Committee believes we have adequate policies and procedures in place to balance and control any risk‑taking that may be incentivized by the employee compensation plans.  The Compensation Committee further believes that such policies and procedures will work to limit the risk that any employee would manipulate reporting earnings in an effort to enhance his or her compensation.

In making decisions about executive compensation, in addition to the above, we also consider the impact of other regulatory provisions, including: the provisions of the Internal Revenue code of 1986, as amended (the “Code”), such as Code Section 162(m) that may limit the tax deductibility of certain compensation; Code Section 409A regarding nonqualified deferred compensation; and Code Section 280G regarding excise taxes and deduction limitations on golden parachute payments made in connection with a change in control.  In making decisions about executive compensation, we also consider how various elements of compensation will impact our financial results.  For example, we consider the impact of FASB ASC Topic 718, which requires us to recognize the compensation cost of grants of equity awards based upon the grant date fair value of those awards.

Code Section 162(m) generally prohibits a federal income tax deduction to public companies for compensation over $1,000,000 paid to a “covered employee.”  A “covered employee” includes (a) the Chief Executive Officer, (b) the Chief Financial Officer, (c) the three other most highly compensated executive officers, and (d) any individual who was a covered employee for any taxable year beginning after December 31, 2016.  Before 2018, we were permitted to receive a federal income tax deduction for qualifying “performance-based” compensation as defined under Code Section 162(m) without regard to this $1,000,000 limitation. However, recent U.S. tax legislation eliminated the performance-based exception. These new rules became effective starting in 2018 for us. To the extent that in 2018 or any later year, the aggregate amount of any covered employee’s salary, bonus, and amount realized from vesting of restricted stock units or other equity awards, and certain other compensation amounts that are recognized as income for federal income tax purposes by the covered employee exceeds $1,000,000 in any year, we will not be entitled to a U.S. federal income tax deduction for the amount over $1,000,000 in that year. The Compensation Committee has not adopted a formal policy regarding tax deductibility of compensation paid to our executive officers, and may determine it is appropriate to provide compensation that may exceed deductibility limits in order to recognize performance, meet market demands, retain key executives, and take into account other appropriate considerations.

Compensation‑Related Governance Policies

Insider Trading Policy

The Company has an insider trading policy that prohibits open market transactions in Company stock during the period beginning five business days prior to the end of the fiscal quarter and terminating two full business days after the public announcement of the Company’s current financial results for the most recently ended fiscal quarter or year.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing CD&A with management.  Based on the Compensation Committee’s review and discussion with management, the Compensation Committee has recommended to our board of directors that the CD&A be included in this proxy statement and in Old Second’s Annual Report on Form 10‑K for the year ended December 31, 2018.

Submitted by:

Mr. John Ladowicz, Chairman

Mr. Edward Bonifas

Mr. William Kane

Ms. Patti Temple Rocks

Members of the Compensation Committee

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers:

							Non-Equity
							Incentive
					Stock		Plan	Other
		Salary	Bonus		Awards		Compensation	Compensation	Total
Name and Principal Position(1)	Year	($)	($)		($)(2)		($)(3)	($)(4)	($)
James Eccher	2018	501,042	50,000	(5)	841,000	(6)	296,212	40,665	1,728,918
President and Chief Executive	2017	474,333	-		271,250		223,425	31,779	1,000,787
Officer	2016	437,500	-		204,300		170,888	32,699	845,387
Bradley S. Adams(7)	2018	306,875	50,000	(5)	463,750	(6)	164,914	26,194	1,011,733
Executive Vice President	2017	199,038	100,000	(5)	296,250		163,260	13,593	772,141
and Chief Financial Officer
Gary Collins(8)	2018	306,875	50,000	(5)	463,750	(6)	136,401	42,203	999,228
Vice Chairman	2017	300,000	-		54,250		106,290	33,999	494,539
	2016	54,807	-		127,200		-	300	182,307
Donald Pilmer	2018	267,909	-		90,283	(6)	89,918	31,142	479,252
Executive Vice President,	2017	257,370	-		108,500		73,710	26,979	466,559
Commercial Lending	2016	243,384	-		47,670		68,994	21,870	381,918
Keith Gottschalk	2018	265,397	-		51,274	(6)	73,889	17,087	407,647
Executive Vice President, Digital	2017	259,882	-		65,100		75,599	15,550	416,131
Banking Services	2016	253,803	-		47,670		60,339	15,003	376,815

(1)	Reflects current principal positions.
(2)

The amounts represent the grant date fair value for equity awards in accordance with ASC 718 — “Compensation — Stock Compensation.”  A discussion of the assumptions used in calculating the values may be found in Note 1 to our audited financial statements included in our annual report to stockholders.

(3)

See “Compensation Discussion and Analysis —Analysis of 2018 Compensation—Annual Cash Incentive Payments” above for a description of how the Compensation Committee determined the incentive payments awarded in 2018.

(4)	The 2018 amounts set forth in this column include the following:

	Mr. Eccher	Mr. Adams	Mr. Collins	Mr. Pilmer	Mr. Gottschalk
	($)	($)	($)	($)	($)
401(k) match	11,000	11,000	11,000	11,000	7,962
Life insurance	474	474	474	474	474
Car allowance	10,800	6,800	7,800	6,000	-
Country club/Social club dues	11,979	7,200	21,420	11,979	6,663
Other(a)	6,411	720	1,509	1,689	1,989
Total	40,665	26,194	42,203	31,142	17,087

a.	“Other” includes TRSU dividend equivalents, cell phone reimbursement and awards.
(5)

Represents a discretionary cash bonus paid to Messrs. Eccher, Adams and Collins for the successful completion of our acquisition of Greater Chicago Financial Corp. and its subsidiary bank, ABC Bank, completed on April 20, 2018.

(6)	Represents the following awards and grant date fair values:

	PRSUs(a)	TRSUs
Name	($)	($)
Mr. Eccher	566,000	275,000
Mr. Adams	353,750	110,000
Mr. Collins	353,750	110,000
Mr. Pilmer	-	90,283
Mr. Gottschalk	-	51,274

(a)

The PRSUs were determined to have a value at the grant date based on management’s assessment that it was probable that the PRSUs would vest in each performance period at 1.0x the number of units granted. However, if the highest level of performance conditions with respect to the PRSUs granted in 2018 are satisfied, then the value of the PRSUs, determined as of the grant date, would be as follows: Mr. Eccher—$707,500; Mr. Adams—$442,188; and Mr. Collins—$442,187.

(7)	Mr. Adams joined Old Second on May 2, 2017, and, therefore, this table does not provide 2016 data for him.
(8)	Mr. Collins joined Old Second on October 29, 2016.

Grants of Plan‑Based Awards

								All Other	Grant
								Stock	Date
								Awards:	Fair
		Estimated Possible Payouts Under			Estimated Possible Payouts Under			Number of	Value
	Grant	Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			Shares of	of Stock
Name	Date	Thresh-old ($)	Target ($)	Maximum ($)	Thresh-old (#)	Target (#)	Maximum (#)	Stock or Units (#)(3)	Awards ($)(4)
James Eccher	2/20/2018	95,960	277,778	309,343				20,000	275,000
	4/17/2018				30,000	40,000	50,000		566,000
Bradley S. Adams	2/20/2018	52,403	154,125	171,079				8,000	110,000
	4/17/2018				18,750	25,000	31,250		353,750
Gary Collins	2/20/2018	38,531	123,300	136,401				8,000	110,000
	4/17/2018				18,750	25,000	31,250		353,750
Donald Pilmer	2/20/2018	34,998	107,686	118,455				6,566	90,283
	4/17/2018				-	-	-		-
Keith Gottschalk	2/20/2018	29,289	106,507	115,160				3,729	51,274
	4/17/2018				-	-	-		-

(1)

Amounts reported represent the potential payouts pursuant to the evaluation criteria set by the Compensation Committee, with all payments subject to achievement of Company goals as discussed in “Compensation Discussion and Analysis —Analysis of 2018 Compensation—Annual Cash Incentive Payments.”  Actual amounts earned by each named executive officer are included in the column entitled “Non‑Equity Incentive Plan Compensation” of the “Summary Compensation Table” above.

(2)

Represents the award of PRSUs to Messrs. Eccher, Adams, and Collins, with a three-year performance period (2018-2020).  The vesting is subject to the achievement of pre-established performance targets and the officer’s continued service through the vesting date. See “Compensation Discussion and Analysis —Analysis of 2018 Compensation—Long-Term Equity Compensation.”  Any PRSUs that vest will be converted to shares of our common stock on a one-for-one basis.  PRSUs that do not vest will be forfeited.

(3)	Represents the award of TRSUs that will vest on the third anniversary of the grant date.
(4)

This amount represents the fair market value of all RSU awards made during the fiscal year 2018.  The grant date fair value of the PRSUs that were issued on April 17, 2018 was estimated at the target performance level.

Outstanding Equity Awards at Fiscal Year‑End

The following table sets forth information concerning the outstanding equity awards at December 31, 2018, held by the individuals named in the Summary Compensation Table:

	Stock Awards
				Equity Incentive	Equity Incentive Plan
	Number of		Market value of	Plan Awards:	Awards: Market value
	shares or units of		of shares or	Number of shares	of PRSU shares or
	stock that have		units of stock that	or units of stock	units of stock that
	not vested		have not vested	that have not vested	have not vested
Name	(#) (TRSUs)		($) (TRSUs)(1)	(#) (PRSUs)	($)(1)(7)
James Eccher	75,000	(2)	974,250	40,000	519,600
Bradley Adams	33,000	(3)	428,670	25,000	324,750
Gary Collins	29,000	(4)	376,710	25,000	324,750
Donald Pilmer	23,566	(5)	306,122	-	-
Keith Gottschalk	16,729	(6)	217,310	-	-

(1)	Based upon the closing price of our common stock on December 31, 2018, of $12.99 per share.
(2)	Represents the following unvested TRSUs granted to Mr. Eccher:
•	30,000 that vest on February 16, 2019
•	25,000 that vest on February 21, 2020
•	20,000 that vest on February 20, 2021
(3)	Represents the following unvested TRSUs granted to Mr. Adams:
•	25,000 that vest on May 2, 2020
•	8,000 that vest on February 20, 2021
(4)	Represents the following unvested TRSUs granted to Mr. Collins:
•	16,000 that vest on October 28, 2019
•	5,000 that vest on February 21, 2020
•	8,000 that vest on February 20, 2021
(5)	Represents the following unvested TRSUs granted to Mr. Pilmer:
•	7,000 that vest on February 16, 2019
•	10,000 that vest on February 21, 2020
•	6,566 that vest on February 20, 2021
(6)	Represents the following unvested TRSUs granted to Mr. Gottschalk:
•	7,000 that vest on February 16, 2019
•	6,000 that vest on February 21, 2020
•	3,729 that vest on February 20, 2021
(7)

Represents PRSUs that are subject to the achievement of pre-established performance targets and the officer’s continued service through the vesting date.  Any PRSUs that vest will be converted to shares of our common stock on a one-for-one basis.  PRSUs that do not vest will be forfeited.  The number of unearned PRSUs reported assumes the units are earned and vested at 1.0x the number of units granted (representing satisfaction of corporate performance goals at the target performance level).

Stock Vested

The following table provides information concerning stock awards that vested in 2018 for our named executive officers.  No stock options were exercised by our named executive officers in 2018.

	Stock Awards
	Number of	Value
	shares acquired	realized on
	on vesting	vesting(1)
Name	(#)	($)
James Eccher	55,000	791,150
Bradley S. Adams	-	-
Gary Collins	-	-
Donald Pilmer	14,500	208,400
Keith Gottschalk	14,500	208,400

(1)	The dollar values reported in this column were calculated using the per share closing price of our common stock on the vesting date of the awards.

Nonqualified Deferred Compensation

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	contributions	contributions	losses	withdrawals/	balance at
	in last FY	in last FY	in last FY	distributions	last FYE
Name	($)	($)	($)	($)	($)
James Eccher	16,927	-	(12,822)	-	195,598
Bradley S. Adams	-	-	-	-	-
Gary Collins	43,378	-	(6,641)	-	52,964
Don Pilmer	-	-	-	-	-
Keith Gottschalk	1,471	-	(899)	-	18,662

We sponsor the Executive Deferred Compensation Plan, which is described in the CD&A above, and the Director Deferred Compensation Plan, which is described below following the Directors Compensation Table.  The plans provide a means by which certain executives and directors may voluntarily defer all or a portion of their compensation.  The plans are funded by participant deferrals and, in the case of the Executive Deferred Compensation Plan, company matching contributions and discretionary employer profit sharing contributions.  With respect to their deferrals and our contributions, participants are permitted to make hypothetical investment elections in publicly‑traded mutual funds, which are held in an insurance company separate account.  Earnings are credited to the participant accounts under the plan based on the performance of their hypothetical investment elections.  The deferrals to the Director Deferred Compensation Plan are credited for earnings based on stock prices of their holdings.  Participants may elect to receive their plan balance in a lump sum or in installments.  Participants are permitted, in the discretion of the administrator, to make a withdrawal from the plan during their employment in the event of hardship.  The information reflected for Messrs. Eccher and Collins in the table above combines their accounts under both the executive plan and the director plan.

Employment Agreement and Offer Letters

Mr. Eccher’s Employment Agreement.

On September 16, 2014, but effective January 1, 2015, we entered into an employment agreement with Mr. Eccher to serve as Chief Executive Officer and President of the Company and the Bank.  The employment agreement had an initial term of one year, and will be automatically renewed for successive one‑year terms, unless either party gives at least 90 days prior written notice of non‑renewal; provided, that, the term will be extended for a two-year period immediately following a change in control that occurs during the term.  Under the employment agreement,

Mr. Eccher initially received an annual base salary of $400,000.  The base salary will be reviewed annually and may be increased, but not decreased, at the discretion of the Compensation Committee. His current base salary is $535,535.

In addition to his base salary, Mr. Eccher is eligible to receive performance‑based annual incentive bonuses, in accordance with the Company’s annual incentive plan, a monthly car allowance of $900, reimbursement for costs associated with maintaining a country club membership, and also to receive employee benefits on as favorable a basis as other similarly situated senior executives of the Company.

We may terminate Mr. Eccher’s employment with or without cause, and Mr. Eccher may terminate his employment with or without good reason.  Mr. Eccher is also eligible for certain severance benefits upon a change in control.  Further detail on our severance obligations to Mr. Eccher, including the definitions of “cause”, “good reason” and “change in control,” are set forth below under the heading “Potential Payments Upon Termination or Change in Control.”

Mr. Eccher’s employment agreement also contains provisions related to non‑competition that generally preclude Mr. Eccher, for a period of 12 months following his termination without cause by the Company or for good reason by him, if he is terminated outside of the 24 month period following a change in control, from, among other things, engaging or investing in, managing, owning, operating, financing, rendering consulting or other services to or in any manner being connected with, any person or business entity that owns, operates or is in the process of forming a bank, savings bank, savings and loan association, credit union or similar financial institution, with an office within 25 miles from any banking or other office of the Company and its affiliates.  In addition, during the term and 12 months following his termination for any reason, he cannot (a) induce or attempt to induce any employee of the Company or any of its affiliates to leave their employment, or (b) induce or attempt to induce any customer, supplier, license or other business relation of the Company or its affiliates with whom he had an ongoing business relationship to cease doing business with the Company or its affiliates, or (c) to solicit the business of any person or entity of the Company or its affiliates where he, or any person reporting to him, had accessed confidential information of, had an ongoing business relationship with, or had made substantial business efforts with respect to such person or entity, with respect to products, activities or services that complete with those of the Company or its affiliates.

Mr. Adams’ Offer Letter.

On April 3, 2017, we entered into an offer letter with Mr. Adams, as amended on April 15, 2017 and April 19, 2017, to serve as Executive Vice President and Chief Financial Officer of the Company and the Bank effective May, 2017.  Under the offer letter, Mr. Adams has an annual base salary of $300,000, which will be reviewed annually for merit increases by the board of directors.  His current base salary is $320,580.  In addition to his base salary, Mr. Adams is eligible to receive a performance‑based annual incentive bonus of 50% of his base salary in accordance with the Company’s officer incentive plan, a monthly car allowance of $500, costs associated with maintaining a country club membership of up to $600 per month, and other benefits, including normal employee insurance benefits and 401(k) and profit sharing plans.

As provided in the offer letter, we also entered into a Compensation and Benefits Assurance Agreement with Mr. Adams that provides him with certain severance benefits if he is terminated following a change in control.  Further detail regarding our severance obligations to Mr. Adams, including the definition of “change in control,” are set forth below under the heading “Potential Payments Upon Termination or Change in Control.”

Mr. Collins’ Offer Letter.

On August 1, 2016, we entered into a revised offer letter with Mr. Collins (which superseded and replaced his April 1, 2016 offer letter), to serve as Vice Chairman of the Company and the Bank effective October 2016.  Under the offer letter, Mr. Collins has an annual base salary of $300,000, which will be reviewed annually for merit increases by the board of directors.  His current base salary is $316,727.  In addition to his base salary, beginning in 2017, Mr. Collins was eligible to receive a performance‑based annual incentive bonus of 40% of his base salary in accordance with the Company’s officer incentive plan. He is also eligible to participate in the Bank’s Deferred Compensation Plan and in other benefits plans, including normal employee insurance benefits and 401(k) and profit sharing plans.  As provided in the offer letter, we also entered into a Compensation and Benefits Assurance Agreement with Mr. Collins that provides him with certain severance benefits if he is terminated following a change in control.  Further detail regarding our severance obligations to Mr. Collins, including the definition of “change in control,” are set forth below under the heading “Potential Payments Upon Termination or Change in Control.”

Potential Payments Upon Termination or Change in Control

The board of directors believes that the interests of shareholders will be best served if the interests of executive management are aligned with the shareholders, and that providing change in control benefits should eliminate, or at least reduce, the reluctance of executive management to pursue potential change in control transactions that may be in the best interests of shareholders.

The employment agreement for Mr. Eccher provides for certain payments and benefits if we terminate Mr. Eccher’s employment without cause or if Mr. Eccher terminate his employment for good reason. Mr. Eccher is also eligible for certain severance benefits upon a change in control.

In addition, each of Mr. Adams, Mr. Collins, Mr. Gottschalk and Mr. Pilmer have entered into substantially similar Compensation and Benefits Assurance Agreements with us that provide for payments and benefits if the executive is terminated following a change in control.

Employment Agreement with Mr. Eccher.

The employment agreement provides for severance benefits in the event Mr. Eccher is terminated by the Company without cause or by the executive for good reason (each a “Termination”).  For a Termination during the employment period that does not occur in connection with a “change in control” of the Company (as defined below), Mr. Eccher is entitled to receive 24 months of base salary continuation.

For purposes of his employment agreement, “cause” is generally defined to mean the occurrence of any one or more of the following events:

•

His demonstrably willful and deliberate act or his failure to act (other than as a result of incapacity due to physical or mental illness) which is committed in bad faith, without reasonable belief that such action or inaction is in the best interests of the Company, which causes actual material financial injury to the Company, or any of its affiliates, and which act or inaction is not remedied within 15 business days of written notice from the Company or the affiliate for which he works;

•

His conviction for committing an act of fraud, embezzlement, theft, or any other act constituting a felony involving moral turpitude which causes material harm, financial or otherwise, to the Company or any of its affiliates;

•	His death; or
•

If he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or if he is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Company.

For purposes of his employment agreement, “good reason” is generally defined to mean the occurrence of any one or more of the following events, unless he agrees in writing that such event will not constitute “good reason”:

•	A material and adverse change in the nature, scope, or status of his position, authorities, or duties;

•	A material reduction in his base salary or a material reduction in his aggregate benefits or other compensation plans;
•	A relocation of his primary place of employment of more than 25 miles;
•	The failure by an acquirer to assume his employment at the time of a change in control; or
•	A material breach by the Company of his employment agreement.

For a Termination that occurs within 24 months after a change in control of the Company, which we refer to herein as the “Covered Period,”  Mr. Eccher is entitled to receive an amount equal to three times the sum of his current base salary plus an amount equal to his average bonus paid for the three calendar years preceding the year of Termination (including deferred amounts).  Any severance paid in connection with a Termination during the Covered Period will be paid in a single lump sum.  In addition, Mr. Eccher will be entitled to immediate and full vesting of any outstanding, unvested equity awards, continued health insurance for him and his dependents for up to 18 months following the Termination at a cost that is the same as paid by active employees, and one year of outplacement services at the Company’s expense.

For purposes of his employment agreement, “change in control” will generally be deemed to have occurred upon, the first to occur of any of the following events:

•

Any person (as defined in the employment agreement) is or becomes the beneficial owner (within the meaning of Rule 13d‑3 of the Securities Exchange Act of 1934, as amended, directly or indirectly, of securities of the Company representing 33% or more of the total voting power represented by the Company’s then outstanding voting securities; or

•

During any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two‑thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

•

Consummation of: (a) a merger or consolidation to which the Company is a party if the stockholders before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than 67% of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the Company’s voting securities outstanding immediately before such merger or consolidation; or (b) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the Company’s assets.

All severance benefits under the employment agreement are contingent upon Mr. Eccher’s execution and non‑revocation of a general release and waiver of claims against the Company.

Compensation and Benefits Assurance Agreements with Mr. Adams, Mr. Collins, Mr. Gottschalk and Mr. Pilmer.

Each of Mr. Adams, Mr. Collins, Mr. Gottschalk and Mr. Pilmer have entered into a Compensation and Benefits Assurance Agreement with us.  Each agreement has an initial term of one‑year and, unless earlier terminated by either party, will automatically renew for successive one‑year periods.  In addition, on the effective date of a “change in control,” the agreement will automatically renew for a two‑year period, which we refer to as the “extended period,” and thereafter will automatically terminate.

Each agreement provides that, in the case of: (a) a termination of employment by us without “cause” within six months prior to or 24 months immediately following, a change in control, or (b) a  termination of employment by the executive for “good reason” within 24 months following a change in control, the executive officer will be entitled to:

•	A lump sum payment of accrued base salary, accrued vacation pay, unreimbursed business expenses and all other items earned by or owed to the executive through and including the date of termination.
•

A lump sum severance payment equal to two times the sum of (i) the greater of the executive’s annual rate of base salary in effect upon the date of termination or the executive’s annual rate of base salary in effect immediately prior to the occurrence of the change in control and (ii) the average of the annual cash bonus paid to the executive (including any portion of such bonus, payment of which the executive elected to defer) for the three calendar years immediately preceding the year in which the termination occurs.

•	Immediate 100% vesting of all stock options and any other awards which have been provided to the executive by us under any of our incentive compensation plans.
•

At the exact same cost to the executive, and at the same coverage level as in effect as of the executive’s termination, a continuation of the executive’s (and the executive’s eligible dependents) health insurance coverage for 24 months from the date of termination. In the event that the executive (and/or his dependents, if any) becomes covered under the terms of any other health insurance coverage of a subsequent employer which does not contain any exclusion or limitation with respect to any pre-existing condition of the executive or the executive’s eligible dependents, coverage under our plans will cease for the executive (and/or his dependents, if any).

•

At our expense, standard outplacement services for a period of up to one year from the date of executive’s termination.  The maximum amount to be paid by us for such outplacement services is limited to $20,000.

For purposes of each agreement, “cause” is generally defined to mean the occurrence of any one or more of the following events:

•

A demonstrably willful and deliberate act or failure to act by the executive (other than as a result of incapacity due to physical or mental illness) which is committed in bad faith, without reasonable belief that such action or inaction is in the best interests of the Company, which causes actual material financial injury to the Company, or any of its subsidiaries, and which act or inaction is not remedied within 15 business days of written notice from the Company or the subsidiary for which the executive works; or

•

The executive’s conviction for committing an act of fraud, embezzlement, theft, or any other act constituting a felony involving moral turpitude which causes material harm, financial or otherwise, to the Company or any of its subsidiaries.

For purposes of each agreement, “good reason” is generally defined to mean the occurrence of any one or more of the following events within the extended period:

•

The assignment of the executive to duties inconsistent with his position, duties, responsibilities, and status as an officer, or a reduction or alteration in the nature or status of the his authorities, duties, or responsibilities from those in effect as of 90 days prior to the change in control;

•	The requirement that the executive be based at a location in excess of 25 miles from his principal job location or office immediately prior to the change in control;
•	A reduction in the executive’s current base salary and/or other benefits or perquisites; or

•

The failure of the Company, or any of its subsidiaries, to keep in effect any of the compensation, health and welfare benefits, or perquisite programs under which the executive receives value, as such programs exist immediately prior to the change in control, or the failure of the Company or one of its subsidiaries, to meet the funding requirements, if any, of each of the programs.  However, the replacement of an existing program with a new program will be permissible (and not grounds for a good reason termination) if done for all employees generally; or

•

the Company, or any successor company commits a material breach of any provision of the agreement including, but not limited to the Company failing to obtain the assumption of, or the successor company refusing to assume the obligations of the agreement.

For purposes of each agreement, the term “change in control” generally has the meaning ascribed to it in Mr. Eccher’s employment agreement as described above under “Potential Payments Upon Termination or Change in Control — Employment Agreement with Mr. Eccher.”

In exchange for the payments and benefits provided, under each agreement, the executive officers have agreed to be bound by a 24 month restrictive covenant.  The restrictive covenant will prohibit the executive officers from using, attempting to use, disclosing or otherwise making known to any person or entity (other than our board of directors) confidential or proprietary knowledge or information which the executive officers may acquire in the course of their employment.

Equity Award Agreements

Retirement, Death and Disability.  Generally speaking, a termination of employment due to retirement, death or disability does not entitle the named executive officers to any payments or benefits that are not available to other employees.  Following a termination due to death or disability, each named executive officer (or his estate) shall be entitled to the following:

•

Upon a termination due to death or disability, all unvested stock options shall become immediately 100% vested and an employee or beneficiary shall have a period of twelve months following such termination during which to exercise his vested stock options.

•	Any unvested restricted stock or TRSUs outstanding at the time of an employee’s termination due to death or disability shall become immediately 100% vested upon such termination.
•	Upon a termination of employment due to retirement (as defined in the applicable award agreement), all unvested stock options and TRSUs shall become immediately 100% vested.
•

With respect to unvested PRSUs, if the executive dies or is disabled, or if the executive provides one year written notice before his intended retirement (as defined in the Equity Plan), then the executive will be issued (a) with respect to PRSUs for which the performance period has already ended, such shares that have vested and the continuous employment requirement will be waived and a pro rata number of PRSUs will vest determined based on (i) the target (100%) level of PRSUs that can be issued multiplied by (ii) the quotient of (x) the number of full months that have elapsed between the first day of the performance period and the effective date of the executive’s termination and (y) the total number of full months in the respective performance period.

Acceleration of Vesting Upon a Change in Control.    With respect to unvested TRSUs and stock options awarded to our named executive officers, such awards will vest following a change in control if (i) the Equity Plan and the respective awards are not assumed by the surviving entity or (ii) the Equity plan and the respective awards are assumed by the surviving entity but the executive is terminated without cause or resigns for good reason.

With respect to the PRSUs, the award agreement provides that, in the event of a change in control (as defined in the Equity Plan), and the awards are assumed by the surviving entity, then (a) the PRSUs will be fixed at the target (100%) performance level and will vest as of the end of the performance period, provided that the executive does not incur a termination of service; and provided further that, if within two years of the change in control, the executive is terminated without cause by us or the executive terminates his employment for good reason, all unvested PRSUs will immediately vest at the target (100%) performance level and be settled within 30-days of termination.  If the PRSU agreement is not assumed by the surviving entity, the fair market value of the target (100%) number of PRSUs will be determined as of the date of the change in control and such amount will be paid in cash at the end of the performance period; provided that, if within two years of the change in control, the executive is terminated without cause by us or the executive terminates his employment for good reason, then the cash value of the PRSUs will be paid within 30-days of termination.

Potential Post‑Employment Payments Due to Mr. Eccher, Mr. Adams, Mr. Collins, Mr. Gottschalk and Mr. Pilmer

The table below sets forth the estimated amount of compensation payable to Mr. Eccher, Mr. Adams, Mr. Collins, Mr. Gottschalk and Mr. Pilmer in the event of (1) the executive’s involuntary termination (termination by the Company without cause or by the officer for good reason), (2) the executive’s involuntary termination following a change in control, and (3) the executive’s retirement, death or disability.  The amounts shown assume termination was effective as of December 31, 2018, and that the per share price of our common stock as of termination was the closing price of $12.99 on December 31, 2018 (the last trading day of the year).

		Payments Upon		Payments Upon
		Involuntary		Involuntary		Payments Upon
		Termination(2) —		Termination(3) —		Retirement,
		No Change in		Change in		Death or
Name	Type of Payment(1)	Control ($)		Control ($)		Disability ($)
James Eccher	Cash Severance	1,010,100	(3)	1,745,325	(4)	-
	Continuation of Insurance	-		24,927	(5)	-
	Acceleration of Stock Awards	-		1,493,850		1,493,850
	Outplacement Services	-		20,000		-
Bradley Adams	Cash Severance	-		725,891	(4)	-
	Continuation of Insurance	-		30,732	(5)	-
	Acceleration of Stock Awards	-		753,420		753,420
	Outplacement Services	-		20,000		-
Gary Collins	Cash Severance	-		697,397	(4)	-
	Continuation of Insurance	-		27,269	(5)	-
	Acceleration of Stock Awards	-		701,460		701,460
	Outplacement Services	-		20,000		-
Donald Pilmer	Cash Severance	-		615,973	(4)	-
	Continuation of Insurance	-		30,732	(5)	-
	Acceleration of Stock Awards	-		306,122		306,122
	Outplacement Services	-		20,000		-
Keith Gottschalk	Cash Severance	-		602,476	(4)	-
	Continuation of Insurance	-		28,732	(5)	-
	Acceleration of Stock Awards	-		217,310		217,310
	Outplacement Services	-		20,000		-

(1)	Payments due to all named executive officers in connection with a change in control are subject to reduction to the extent necessary to avoid an excess parachute payment under Code Section 280G.

(2)	An “involuntary termination” is a termination by the employer without “cause” or a resignation by the executive for “good reason.”
(3)	Represents 24 months of salary continuation.
(4)

For Mr. Eccher, represents three times his current base salary plus his average bonus paid over the past three years. For each other executive, represents two times his base salary plus average bonus paid over past three years.

(5)	Represents the monthly premium paid by us for the continuation of health insurance for a period of 18 months with respect to Mr. Eccher and 24 months for each other executive.

Pay Ratio

As required by Section 953(b) of the Dodd‑Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S‑K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer and President, James Eccher.

For 2018, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our company (other than Mr. Eccher) was $53,054; and
•	the total annual compensation of our Chief Executive Officer was $1,743,684.

Based on this information, for 2018 the ratio of the annual total compensation of Mr. Eccher, our Chief Executive Officer and President, to the median of the annual total compensation of all employees was 33 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our Chief Executive Officer, we took the following steps:

1.

We determined that as of December 31, 2018, our employee population consisted of 518 individuals with all of these individuals located in the United States.  This population included our full‑time, part‑time, seasonal and temporary employees.  However, it did not include independent contractors who were employed by and had their compensation determined by unaffiliated third parties.

2.

To identify the “median employee” from our employee population, we compared the wages of our employees as reflected in our payroll records and reported to the Internal Revenue Service on Form W‑2 for 2018.   In making this determination, we annualized the compensation of full‑time and part‑time permanent employees who were employed on December 31, 2018, but did not work for us the entire year.   No full‑time equivalent adjustments were made for part time employees.

3.	We identified our median employee using this compensation measure, which was consistently applied to all of our employees included in the calculation.
4.	Since all of our employees are located in the United States, as is our Chief Executive Officer, we did not make any cost‑of‑living adjustments in identifying our “median employee.”
5.

Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S‑K, resulting in annual total compensation of $53,054.   The difference between such employee’s wages and the employee’s total compensation represents the estimated value of such employee’s life insurance, health care benefits, and company 401(k) contribution (estimated for the employee and such employee’s eligible dependents at $7,407.)

6.

With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our Summary Compensation Table included in this Proxy Statement, adjusted as follows.  To maintain consistency between the annual total compensation of our Chief Executive Officer and the median employee, we added the estimated value of our Chief Executive Officer’s health care benefits (estimated for our Chief Executive Officer and his eligible dependents at $14,766) to the amount reported in the Summary Compensation Table.  This resulted in annual total compensation for purposes of determining the ratio in the amount of $1743,684, which exceeds the amount reported for him in the Summary Compensation Table by $14,766.

DIRECTOR COMPENSATION

We do not pay our “inside” employee‑directors any additional compensation for their service as directors.  In 2018, we paid our non‑employee directors the following quarterly cash fees, as follows:

•	$9,375 to our Chairman (Mr. Skoglund);
•	$8,000 to our Audit Committee Chair (Mr. Suits) and Lead Independent Director (Mr. Finn);
•	$7,500 to our Compensation Committee Chair (Mr. Ladowicz) and Risk Committee Chair (Mr. Kane); and
•	$6,250 to all other directors.

We also paid our directors $500 for every committee meeting attended, if there were no other company‑level meetings held that day.

We also grant our directors annual equity awards in the form of restricted stock units.  These awards cliff vest on the third anniversary of the grant date.  The grant date of the 2018 equity awards was February 20, 2018 and will vest on February 20, 2021.    We also grant performance‑based units to our directors with vesting based on the achievement of performance conditions as of December 31, 2020.

The following table sets forth the compensation paid to our non‑employee directors in 2018:

	Fees earned or	Stock
	paid in cash(1)	Awards(2)	Total
Name	($)	($)	($)
Edward Bonifas	29,500	91,375	120,875
Barry Finn	42,000	91,375	133,375
William Kane	34,000	91,375	125,375
John Ladowicz	40,000	91,375	131,375
Hugh McLean	32,000	91,375	123,375
William B. Skoglund	55,625	91,375	147,000
Duane Suits	40,000	91,375	131,375
James Tapscott	34,000	91,375	125,375
Patti Temple Rocks	28,000	91,375	119,375

(1)

We maintain the Old Second Bancorp, Inc. Amended and Restated Voluntary Deferred Compensation Plan for Directors (the “Director Deferred Compensation Plan”) under which directors are permitted to defer receipt of their directors’ fees.  The directors who participate in the plan are permitted to make hypothetical investments in publicly‑traded funds that are held in an insurance company separate account, with respect to the contributions credited to their plan accounts.  We may, but are not required to, contribute the deferred fees into a trust, which may hold our stock.  The plan is a nonqualified deferred compensation plan and the directors have no interest in the trust.  The deferred fees and any earnings thereon are our unsecured obligations.  Any shares held in the trust are treated as treasury shares and may not be voted on any matter presented to stockholders.  We do not pay any above‑market interest on the compensation or fees deferred by the directors.

(2)

The amounts represent the grant date fair value for equity awards in accordance with ASC 718 — “Compensation‑Stock Compensation.”  A discussion of the assumptions used in calculating the values may be found in Note 1 to our audited financial statements included in our annual report to stockholders.

PROPOSAL 2:

NON‑BINDING ADVISORY VOTE TO APPROVE EXECUTIVE OFFICER COMPENSATION

Section 14A of the Exchange Act, as created by Section 951 of the Dodd‑Frank Act, and the rules and regulations promulgated thereunder, require publicly traded companies, such as Old Second, to conduct a separate stockholder advisory vote to approve the compensation of the registrant’s executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, commonly referred to as a “say‑on‑pay” vote.  In accordance with these requirements, we are providing stockholders with an advisory vote on the compensation of our executive officers.

As described in more detail in the CD&A section of this proxy statement, the overall objectives of Old Second’s compensation programs have been to align executive officer compensation with the success of meeting long‑term strategic operating and financial goals. Stockholders are urged to read the CD&A section of this proxy statement, as well as the Summary Compensation  Table and other related compensation tables and narrative disclosure that describe the compensation of our named executive officers in 2018  The Compensation Committee and the board of directors believe that the policies and procedures articulated in the CD&A section are effective in implementing our compensation philosophy and achieving our goals, and that the compensation of our named executive officers in fiscal 2017 reflects and supports these compensation policies and procedures.

In accordance with the requirements of the Dodd‑Frank Act and the rules and regulations promulgated thereunder, the following resolution is submitted for stockholder approval:

“RESOLVED, that Old Second Bancorp, Inc.’s stockholders approve, on an advisory basis, its executive compensation as described in the section captioned ‘Compensation Discussion and Analysis’ and the tabular disclosure regarding named executive officer compensation under ‘Executive Compensation’ contained in Old Second’s proxy statement dated April 19, 2019.”

Approval of this proposal requires the affirmative vote of holders of a majority of the shares having voting power and present in person or by proxy at the annual meeting.  Abstention will be counted as a vote present in person or by proxy at the annual meeting and entitled to vote on the proposal and will have the same effect as a vote “AGAINST” the proposal, and a broker non‑vote will not be considered entitled to vote on this proposal and will therefore have no effect on the outcome.

While this say‑on‑pay vote is required, as provided in Section 14A of the Exchange Act, it is not binding on the Compensation Committee or our board of directors and may not be construed as overruling any decision by the Compensation Committee or our board.  However, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements.

Board Recommendation:

The board of directors recommends stockholders vote to approve the overall compensation of our named executive officers, as described in this proxy statement, by voting “FOR” this proposal.  Proxies properly signed and returned will be voted “FOR” this proposal unless stockholders specify otherwise.

PROPOSAL 3:

ADVISORY (NON-BINDING) VOTE RELATING TO THE FREQUENCY OF FUTURE

STOCKHOLDER VOTES ON THE COMPENSATION OF CERTAIN EXECUTIVE OFFICERS

Section 14A of the Exchange Act, as created by Section 951 of the Dodd-Frank Act, and the rules and regulations promulgated thereunder require publicly traded companies, such as Old Second, to permit a separate stockholder vote on the frequency with which stockholders shall conduct an advisory “say‑on‑pay” vote on executive compensation, such as Proposal 2 above.  In accordance with these requirements, we are providing stockholders with an advisory (non-binding) vote on the frequency with which our stockholders will vote on a say-on-pay proposal. Section 14A of the Exchange Act requires us to hold an advisory vote on the frequency of say-on-pay votes at least once every six years.

Stockholders may indicate whether they would prefer that we conduct future say-on-pay votes every year, every two years, or every three years.  Stockholders may also abstain from casting a vote on this proposal.  After careful consideration, our board of directors recommends that future stockholder say-on-pay votes be conducted every year.  The board values and encourages constructive input from our stockholders regarding our compensation philosophy, policies and practices, and believes it is important that such policies and practices are aligned with the best interests of our stockholders.  An annual say-on-pay vote will provide the board and the Compensation Committee with useful information on stockholder sentiment about these important matters on the most frequent and consistent basis.

Although our board recommends a say-on-pay vote every year, stockholders are not voting to approve or disapprove the board’s recommendation.  Rather, stockholders are being asked to vote on the following resolution:

“RESOLVED, that the stockholders of Old Second Bancorp, Inc., determine, on an advisory basis, that the frequency with which the stockholders shall have an advisory vote on executive compensation set forth in Old Second Bancorp, Inc.’s proxy statement for its annual meeting of stockholders, beginning with the 2019 Annual Meeting of Stockholders, is (i) every year, (ii) every two years, or (iii) every three years.”

The choice which receives the highest number of votes will be considered the frequency recommended by the stockholders.

While this advisory vote is required, as provided in Section 14A of the Exchange Act, it is not binding on our Compensation Committee or board of directors and may not be construed as overruling any decision by the Compensation Committee or the board.  However, the Compensation Committee will take into account the outcome of the vote when determining the frequency of future say-on-pay votes. Abstentions and broker non-votes will not affect the voting results for this proposal.

Board Recommendation

The board of directors recommends a vote for the “every year” frequency alternative.  Proxies properly signed and returned will be voted for the “every year” frequency unless stockholders specify otherwise.  Stockholders are not voting to approve or disapprove the board of director’s recommendation. Stockholders may choose among the three choices included in the resolution above, or may abstain for voting on this proposal.

PROPOSAL 4:

APPROVAL OF THE 2019 EQUITY INCENTIVE PLAN

Our board of directors has approved, subject to stockholder approval, the Old Second Bancorp, Inc. 2019 Equity Incentive Plan (the “2019 Equity Incentive Plan”) to promote our long-term financial success by attracting and retaining key employees and other individuals.  Our board has directed that the 2019 Equity Incentive Plan be submitted for approval by our stockholders.  We are submitting the 2019 Equity Incentive Plan to our stockholders at this time to:

•	replace our current equity compensation plan, the Old Second Bancorp, Inc. 2014 Equity Incentive Plan; and

•	comply with Nasdaq Stock Market rules, which require stockholder approval.

If the 2019 Equity Incentive Plan is not approved by our stockholders, it will not be adopted and we will continue to operate under our existing equity compensation plan.  In the event the 2019 Equity Incentive Plan is not approved and our existing plan expires, or ceases to have shares available to grant, we believe that higher cash compensation may be required to attract and retain key employees and other individuals.

A summary of the material provisions of the 2019 Equity Incentive Plan is set forth below. A copy of the 2019 Equity Incentive Plan is set forth as Appendix A to this proxy statement.

Important Plan Features

The 2019 Equity Incentive Plan submitted for approval reflects several current practices in equity incentive plans that we consider best practices such as:

•

Multiple Award Types.  The 2019 Equity Incentive Plan permits the issuance of restricted stock units, options, restricted stock and other types of equity and cash incentive grants, subject to the share limits of the plan.  This breadth of award types will enable the plan administrator to tailor awards in light of the accounting, tax and other standards applicable at the time of grant.  Historically, these standards have changed over time.

•

No Evergreen Feature.  The number of authorized shares under the 2019 Equity Incentive Plan is fixed at 600,000. The number of shares approved for grant under our 2014 Equity Incentive Plan, as amended (the “2014 Plan”) was 375,000.  This amount was increased by an additional 600,000 shares in 2016.  As of the record date, only 169,791 shares remain available for grant under the 2014 Plan.  If the 2019 Equity Incentive Plan is approved by stockholders, no new grants will be made under our 2014 Equity Incentive Plan.  Accordingly, if approved, the 2019 Equity Incentive Plan will result in a net increase in the shares available for awards under our equity incentive plans by 430,209.  Any shares that become available for reuse under the terms of the 2014 Plan due to forfeiture, termination, expiration or lapse without being exercised (or, solely with respect to any award that is not exercisable for or convertible into shares, if such award is settled for cash without the delivery of shares), or settlement for cash without the delivery of shares, or the surrender or withholding of shares to satisfy tax withholding obligations with respect to restricted stock awards and restricted stock unit awards (“full value” awards), will become available for delivery under the 2019 Equity Incentive Plan (and provided, for the avoidance of doubt, that the gross number of SARs that are covered under a prior plan award that are exercised or settled, and not just the net shares issued upon exercise, or settlement, shall be deemed to have been delivered and shall not become available for delivery under the 2019 Equity Incentive Plan).  The 2019 Equity Incentive Plan does not include an “evergreen” feature that would cause the number of authorized shares to automatically increase in future years.

•

Repricings Prohibited.  Repricing of options and SARs generally is prohibited without prior stockholder approval, with customary exceptions for stock dividends or splits, reorganizations, recapitalizations and similar events.

•

Discount Stock Options and SARs Prohibited. All options and SARs must have an exercise price equal to or greater than the fair market value of our common stock on the date the option or SAR is granted.

•

Conservative Change in Control Provisions. The 2019 Equity Incentive Plan does not include a special change in control price payable to award holders. The change in control provisions under the 2019 Equity Incentive Plan provide for acceleration of vesting in the event of a change in control only if the 2019 Equity Incentive Plan does not become an obligation of the successor entity or the participant incurs a termination of service without cause or for good reason following the change in control.

•

Clawback Policy Implementation. All cash and equity awards under the 2019 Equity Incentive Plan will be subject to any applicable law respecting recapture of compensation or Company clawback policy in effect from time to time.

•

Responsible Share Recycling. Any shares surrendered to pay the option or SAR exercise price or satisfy tax withholding related to such awards, or repurchased by the Company with option exercise proceeds, will not be added back (recycled) to the 2019 Equity Incentive Plan.  The 2019 Equity Incentive Plan also provides that the gross number of stock appreciation rights exercised or settled, and not just the net shares issued upon exercise or settlement, will count against the aggregate limit on the number of shares that may be issued under the 2019 Equity Incentive Plan.  Shares surrendered or withheld to satisfy tax withholding obligations with respect to restricted stock award and restricted stock unit awards (full value awards) will become available for delivery under the 2019 Equity Incentive Plan.

•

No Dividend Equivalents Distributed on Unvested Performance Awards.  The 2019 Equity Incentive Plan prohibits payment of dividends or dividend equivalents on stock options and stock appreciation rights, prohibits payment of dividends on any restricted stock subject to performance vesting unless and until those shares are earned and vested and prohibits dividend equivalents to be paid on restricted stock units unless and until those awards are earned and vested.

•	Independent Oversight. The 2019 Equity Incentive Plan will be administered by a committee of independent board members.

•	Minimum Vesting Period of One Year. At least 95% of all equity-based awards granted under the plan must have a minimum vesting period of at least one year.

Grant Practices

Basic burn rate, which is a measure of share utilization rate in equity compensation plans, is an important factor for investors concerned about shareholder dilution. Basic burn rate is defined as the gross number of equity-based awards granted during a calendar year divided by the weighted average number of shares of common stock outstanding during the year.

Equity Award Vehicle	2016	2017	2018	3-Yr Avg.
A. Full-value awards	170,000	161,500	254,281	195,260
B. Stock Options - Granted	---	---	---	---
C. Total (A + B)	170,000	161,500	254,281	195,260

D. Weighted Average Common Shares Outstanding	29,532,510	29,600,702	29,728,308	29,620,507

E. Basic Burn Rate (D / E)	0.58%	0.55%	0.86%	0.66%

During the past three fiscal years, in addition to our historical equity award grant practices with respect to existing directors, officers and employees, the Compensation Committee granted restricted stock units in connection with attracting certain commercial lending teams to join our Company.  Also,  we granted performance-based equity awards in 2014,  which had a three year performance period that ended December 31, 2017.  In 2018, the Compensation Committee granted a substantial number of performance-based restricted stock units (“PRSUs”) in order to provide new long-term incentives and payment for performance, which increased our 2018 equity grant levels.

Our board of directors currently anticipates that, absent a strategic transaction, our burn rate will not exceed an average of 200,000 shares per year over the next three years, and so we currently believe that the additional 600,000 shares to be authorized for issuance under the 2019 Stock Incentive Plan will be sufficient for approximately 3.0 years.

The performance-based restricted stock units grant 2018 and 2019 are earned from 0% to 125% of the number of units originally granted depending on satisfaction of the established performance conditions, and vest upon satisfaction of the service requirement at the end of the restricted period.  Time-based-restricted stock units granted in 2018 and 2019 cliff vest three years after the grant date.

In 2018, 66.7% of the equity-based compensation awarded to our Chief Executive Officer were performance-based RSUs with a three year performance period, and 33.3% of his equity grants were time-based vesting RSUs with a three year cliff vesting period.

Overhang

Basic and diluted overhang are a commonly used measures to assess the dilutive impact of equity programs such as the 2019 Equity Incentive Plan. Basic and diluted overhang shows how much existing stockholder ownership would be diluted if all outstanding equity-based awards plus all remaining shares available for equity-based awards were introduced into the market.  Basic overhang is equal to the number of equity-award shares currently outstanding plus the number of equity-award shares available to be granted and the number of shares available under the proposed plan, divided by the total number of shares of common stock outstanding.  Diluted overhang is equal to the number of equity-award shares currently outstanding plus the number of equity-award shares available to be granted plus the number of shares available under the proposed plan, divided by the total number of shares of common stock outstanding plus the number of equity-award shares available to be granted and the number of shares available under the proposed plan.  The 600,000 shares subject to the 2019 Equity Incentive Plan would increase our basic overhang from 1.50% to 3.51% and our diluted overhang from 1.48% to 3.39%, both of which we believe compare very favorably to our peers. The table below provides updated overhang data as of March 13, 2019:

Outstanding Equity Awards	# of Shares
A. TRSUs	309,200
B. PRSUs (1)	140,000
C. Stock Options	---
D. Total (A + B + C)	449,200

Shares Available for Grant	# of Shares
E. 2014 Stock Plan	0
F. 2019 Equity Incentive Plan (if approved)	600,000
G. Total (E + F)	600,000

H. Total Grants Outstanding + Shares Available for Grant (D + G)	1,049,200

I. Common Share Outstanding as of 3/13/2019	29,889,985

J. Basic Overhang (H/ I)	3.51%

K. Diluted Overhang (H / H+I)	3.39%
(1)	All outstanding PRSUs as of March 13, 2019, were unvested; they remained subject to achievement of performance conditions.

Purpose

The 2019 Equity Incentive Plan was established by our board of directors, subject to stockholder approval, to promote our long-term financial success, to attract, retain and reward persons who can contribute to our success, and to further align the participants’ interests with those of our stockholders.  The 2019 Equity Incentive Plan will be administered by a committee selected by the board, currently our Compensation Committee, which will select award recipients from the eligible participants, determine the types of awards to be granted, the number of shares covered by the awards, and determine the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards, including any vesting or accelerated vesting requirements or conditions applicable to an award or awards.

General

The 2019 Equity Incentive Plan incorporates a broad variety of equity-based and cash-based incentive compensation elements to provide the Compensation Committee with significant flexibility to address the requirements and limitations of applicable legal, regulatory and financial accounting standards in a manner mutually consistent with the purposes of the 2019 Equity Incentive Plan and our best interests.

The maximum number of shares of our common stock that may be delivered to participants, or their beneficiaries, under the 2019 Equity Incentive Plan is 600,000, with adjustments for certain corporate transactions and for forfeited shares. As of the date of stockholder approval of the 2019 Equity Incentive Plan, no additional awards will be granted under the Prior Plan; provided, however, that dividend equivalents may continue to be issued under the Prior Plan in respect of awards granted under such plans that are outstanding as of the effective date of the 2019 Equity Incentive Plan. However, awards previously granted and outstanding under the 2014 Plan (the “Prior Plan”) will remain in full force and effect under such Prior Plan according to their respective terms.  Any shares that become available for reuse under the terms of the 2014 Plan due to forfeiture, termination, expiration or lapse without being exercised (to the extent applicable, or solely with respect to any award that is not exercisable for or convertible into shares, if such award is settled for cash without the delivery of shares), or settlement for cash without the delivery of shares, or the surrender or withholding of shares to satisfy tax withholding obligations with respect to restricted stock awards and restricted stock unit awards (full value awards), will become available for delivery under the 2019 Equity Incentive Plan (provided, for the avoidance of doubt, that the gross number of SARs that are covered under a Prior Plan award that are exercised or settled, and not just the net shares issued upon exercise or settlement, shall be deemed to have been delivered and shall not become available for delivery under the 2019 Equity Incentive Plan).

 The 2019 Equity Incentive Plan’s effective date would be the date of its approval by our stockholders.  If approved, the 2019 Equity Incentive Plan will continue in effect until terminated by the board.  However, no awards may be granted under the 2019 Equity Incentive Plan after the 10-year anniversary of its effective date.  Any awards that are outstanding after the 10th anniversary of the effective date will remain subject to the terms of the 2019 Equity Incentive Plan.

The Compensation Committee may use shares available under the 2019 Equity Incentive Plan as the form of payment for grants or rights earned or due under any of our (or a subsidiary’s) compensation plans or arrangements, including the plans and arrangements of our (or a subsidiary’s) assumed in business combinations.

In the event of a corporate transaction involving our stock (such as a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the foregoing share limitations and all outstanding awards will automatically be adjusted proportionally and uniformly to reflect such event.  However, the Compensation Committee may adjust awards, or prevent the automatic adjustment of awards, to preserve the benefits or potential benefits of awards under the 2019 Equity Incentive Plan.

Awards granted under the 2019 Equity Incentive Plan generally will not be transferable except as designated by the participant by will or by the laws of descent and distribution or pursuant to a domestic relations order.  However, the Compensation Committee has the discretion to permit the transfer of awards under the 2019 Equity Incentive Plan to immediate family members of participants, trusts and other entities established for the primary benefit of such family members, as long as the transfers are made without value to the participant.

Eligibility

Our selected employees, directors, and eligible service providers are eligible to become participants in the 2019 Equity Incentive Plan, except that non-employees may not be granted incentive stock options.  The Compensation Committee will determine the specific individuals who will be granted awards under the 2019 Equity Incentive Plan and the type and amount of any such awards.

Options

The Compensation Committee may grant incentive stock options and nonqualified stock options to purchase stock at a specified exercise price.  Each award must be pursuant to an award agreement setting forth the provisions of the individual award.  Awards of options must expire no later than 10 years from the date of grant (and no later than five years for incentive stock options granted to a person that beneficially owns 10% or more of our common stock).

The exercise price for any option may not be less than the fair market value of our common stock on the date the option is granted.  In addition, the exercise price of an incentive stock option granted to a person that beneficially owns 10% or more of our common stock at the time of grant may not be less than 110% of the fair market value of the stock on the date the option is granted.  The exercise price of an option may, however, be higher or lower than the fair market value for an option granted in replacement of an existing award held by an employee or director of, or service provider to, a third party that we or one of our subsidiaries acquire.  The exercise price of an option may not be decreased after the date of grant nor may an option be surrendered to us as consideration for the grant of a replacement option with a lower exercise price, except as approved by our stockholders, as adjusted for corporate transactions described above, or in the case of options granted in replacement of existing awards granted under a predecessor plan.

Options awarded under the 2019 Equity Incentive Plan will be exercisable in accordance with the terms established by the Compensation Committee. Any incentive stock option granted under the 2019 Equity Incentive Plan that fails to continue to qualify as an incentive stock option will be deemed to be a nonqualified stock option and the Compensation Committee may unilaterally modify any incentive stock option to disqualify it as an incentive stock option.  The full purchase price of each share of stock purchased upon the exercise of any option must be paid at the time of exercise of an option.  As determined by the Compensation Committee, the exercise price of an option may be paid in cash, by personal, certified or cashiers’ check, in shares of our common stock (valued at fair market value as of the day of exercise), by net exercise, by other property deemed acceptable by the board or by irrevocably authorizing a third party to sell shares of our common stock and remit a sufficient portion of the proceeds to us to satisfy the exercise price (sometimes referred to as a “cashless exercise”) to the extent permitted by applicable laws and regulations, or in any combination of the foregoing methods deemed acceptable by the Compensation Committee.  In a net exercise, the person exercising the option does not pay any cash and the net number of shares received is equal in value to the number of shares as to which the option is being exercised, multiplied by a fraction, the numerator of which is the fair market value less the exercise price, and the denominator of which is fair market value.

Stock Appreciation Rights

SARs entitle the participant to receive cash or stock equal in value to, or based on the value of, the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Compensation Committee.  Except as described below, the exercise price for an SAR may not be less than the fair market value of the stock on the date the SAR is granted.  However, the exercise price may be higher or lower than fair market value for an SAR granted in replacement of an existing award held by an employee, director or service provider of a third party that we or one of our subsidiaries acquires, or for SARs granted under a predecessor plan.  SARs will be exercisable in accordance with the terms established by the Compensation Committee.

Stock Awards

A stock award is a grant of shares of our common stock or a right to receive shares of our common stock, an equivalent amount of cash or a combination thereof in the future.  Awards may include stock units, bonus shares, performance shares, performance units, restricted stock or restricted stock units or any other equity-based award as determined by the Compensation Committee.  Any specific performance measures, performance objectives or period of service requirements may be set by the Compensation Committee in its discretion.

Cash Incentive Awards

A cash incentive award is the grant of a right to receive a payment of cash, determined on an individual basis or as an allocation of an incentive pool (or our common stock having a value equivalent to the cash otherwise payable) that is contingent on the achievement of performance objectives established by the Compensation Committee.  The Compensation Committee may grant cash incentive awards (including the right to receive payment of cash or our common stock having the value equivalent to the cash otherwise payable) that may be contingent on achievement of performance objectives over a specified period established by the Compensation Committee.  The grant of cash incentive awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Compensation Committee.

Forfeiture

Unless specifically provided to the contrary in the applicable award agreement, if a participant’s service is terminated for cause, any outstanding award held by the participant will be forfeited immediately and the participant will have no further rights under the award.

Further, except as otherwise provided by the Compensation Committee, if a participant breaches a non-competition, non-solicitation, non-disclosure, non-disparagement or other restrictive covenant in any agreement between us (or a subsidiary) and the participant, whether during or after the participant’s termination of service, the participant will, in addition to any other penalties or restrictions that may apply under such agreements, state law, or otherwise, forfeit or pay the following to us:

•	All outstanding awards granted to the participant under the 2019 Equity Incentive Plan, including awards that have become vested or exercisable;

•

Any shares held by the participant in connection with the 2019 Equity Incentive Plan that were acquired after the participant’s termination of service and within the 12-month period immediately preceding the participant’s termination of service;

•

The profit realized by the participant from the exercise of any stock options and SARs that the participant exercised after the participant’s termination of service and within the 12-month period immediately preceding the participant’s termination of service; and

•

The profit realized by the participant from the sale or other disposition of any shares received by the participant in connection with the 2019 Equity Incentive Plan after the participant’s termination of service and within the 12-month period immediately preceding the participant’s termination of service, where such sale or disposition occurs in such similar time period.

Performance-Based Compensation

Any award under the 2019 Equity Incentive Plan may be conditioned on the achievement of one or more performance measures.  The performance measures that may be used for awards designated as intended to be “performance-based compensation” will be based on, among others, any one or more of the following performance measures as selected by the Compensation Committee: earnings (including earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; and earnings per share; all as may be defined by the Compensation Committee); financial return ratios (including return on investment; return on invested capital; return on equity; and return on assets; all as may be defined by the Compensation Committee); “Texas Ratio”; expense ratio; efficiency ratio; increase in revenue, operating or net cash flows; cash flow return on investment; total stockholder return; market share; net operating income, operating income or net income; debt load reduction; loan and lease losses; expense management; economic value added; stock price; book value; overhead; assets; asset quality level; charge offs; loan loss reserves; loans; deposits; nonperforming assets; growth of loans, deposits or assets; interest sensitivity gap levels; regulatory compliance; improvement of financial rating; achievement of balance sheet or income statement objectives; improvements in capital structure; profitability; profit margins; budget comparisons or strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures.  Performance measures may be based on our performance as a whole or of any one or more of our subsidiaries, business units or financial reporting segments, or any combination thereof, and may be measured relative to a peer group, an index or a business plan.  The terms of any award may provide that partial achievement of performance criteria may result in partial payment or vesting of the award. Additionally, in establishing the performance measures, the Compensation Committee may provide for the inclusion or exclusion of certain items.

Limitations on Grants to Non-Employee Directors

The maximum number of shares subject to an award granted under the 2019 Equity Incentive Plan or otherwise during any one calendar year to any non-employee director, taken together with any cash fees we paid to such non-employee director during such calendar year for service on our board of directors, shall not exceed $285,000 in total value, or, with respect to the calendar year in which a non-employee director is first appointed or elected to our board of directors, $370,000.  These amounts shall be determined without regard to grants of awards or cash fees paid during any period in which such individual was our (or our subsidiary’s) employee or consultant.

Change In Control

Unless otherwise provided in an award agreement, upon the occurrence of a change in control, all stock options and SARs under the 2019 Equity Incentive Plan then held by the participant will become fully exercisable immediately if, and all stock awards and cash incentive awards will become fully earned and vested immediately if, (i) the 2019 Equity Incentive Plan is not an obligation of the successor entity following a change in control or (ii) the 2019 Equity Incentive Plan is an obligation of the successor entity following a change in control and the participant incurs a termination of service without cause or for good reason following the change in control.  Notwithstanding the immediately preceding sentence, if the vesting of an award is conditioned upon the achievement of performance measures, then such vesting will be subject to the following: if, at the time of the change in control, the performance measures are less than 50% attained (pro rata based upon the time of the period through the change in control), the award will become vested and exercisable on a fractional basis with the numerator being equal to the percentage of attainment and the denominator being 50%; and if, at the time of the change in control, the performance measures are at least 50% attained (pro rata based upon the time of the period through the change in control), the award will become fully earned and vested immediately upon the change in control.

For purposes of the 2019 Equity Incentive Plan, a “change in control” generally will be deemed to occur when (i) any person acquires the beneficial ownership of 33% or more of our combined voting power, except that the acquisition of an interest by a benefit plan we sponsor or a corporate restructuring in which another member of our controlled group acquires such an interest generally will not be a change in control for purposes of the 2019 Equity Incentive Plan, (ii) during any 12-month period, a majority of the board members serving as of the 2019 Equity Incentive Plan’s effective date, or whose election was approved by a vote of a majority of the directors then in office, no longer serves as directors, (iii) we combine or merge with another company and, immediately after the combination, our stockholders immediately prior to the combination hold, directly or indirectly, 67% or less of the voting stock of the resulting company or (iv) the consummation of a complete liquidation or dissolution of, or an agreement for the disposition of all or substantially all of our assets.

In the event an award under the 2019 Equity Incentive Plan constitutes “deferred compensation” for purposes of Code Section 409A, and the settlement or distribution of the award is triggered by a change in control, then such settlement or distribution will be subject to the event constituting the change in control also constituting a “change in control event” for purposes of Code Section 409A.  In no event will we reimburse a recipient of an award under the 2019 Equity Incentive Plan for any taxes imposed or other costs incurred as a result of Code Section 409A.

Amendment and Termination

Our board may at any time amend or terminate the 2019 Equity Incentive Plan or any award agreement under the 2019 Equity Incentive Plan, but any amendment or termination generally may not impair the rights of any participant or beneficiaries under any awards granted prior to the amendment or termination without participant’s written consent. Our board may not amend any provision of the 2019 Equity Incentive Plan to materially increase the original number of shares that may be issued under the 2019 Equity Incentive Plan (other than as provided in the 2019 Equity Incentive Plan), materially increase the benefits accruing to a participant or materially modify the requirements for participation in the 2019 Equity Incentive Plan without approval of our stockholders.  However, our board may amend the 2019 Equity Incentive Plan at any time, retroactively or otherwise, to ensure that the 2019 Equity Incentive Plan complies with current or future law without stockholder approval, and our board may unilaterally amend the 2019 Equity Incentive Plan and any outstanding award, without participant consent, in order to avoid the application of, or to comply with, Code Section 409A.

Clawback Policy

All awards, amounts and benefits received under the 2019 Equity Incentive Plan will be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy or any applicable law even if adopted after the 2019 Equity Incentive Plan becomes effective.

U.S. Federal Income Tax Considerations

The following is a summary of the current U.S. federal income tax consequences that may arise in conjunction with participation in the 2019 Equity Incentive Plan.

Nonqualified Stock Options. The grant of a nonqualified stock option generally will not result in taxable income to the participant.  Except as described below, the participant generally will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares and we generally will be entitled to a corresponding deduction.  Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option generally will not result in taxable income to the participant.  The exercise of an incentive stock option generally will not result in taxable income to the participant, provided that the participant was, without a break in service, our (or a subsidiary’s) employee during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code).

The excess of the fair market value of the shares at the time of exercise of an incentive stock option over the exercise price generally will be an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised.  For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant generally will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price generally will be taxed to the participant as capital gain. A capital loss generally will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant generally will realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and we generally will be entitled to a corresponding deduction.  If the amount realized exceeds the value of the shares on the date of exercise, any additional amount generally will be capital gain.  If the amount realized is less than the exercise price, the participant generally will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights. The grant of an SAR generally will not result in taxable income to the participant. Upon exercise of an SAR, the fair market value of shares received generally will be taxable to the participant as ordinary income and we will be entitled to a corresponding deduction.  Gains and losses realized by the participant upon disposition of any such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Stock Awards. A participant who has been granted a stock award generally will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. income tax purposes.  Upon the later of delivery or vesting of shares subject to an award, the holder generally will realize ordinary income in an amount equal to the then fair market value of those shares and we will be entitled to a corresponding deduction.  Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting.  Dividends paid to the holder during the restriction period, if so provided, generally will also be compensation income to the participant and we will be entitled to a corresponding deduction.

Cash Incentive Awards. A participant who has been granted a cash incentive award generally will not realize taxable income at the time of grant, provided that no cash is actually paid at the time of grant.  Upon the payment of any cash in satisfaction of the cash incentive award, the participant generally will realize ordinary income in an amount equal to the cash award received and we will be entitled to a corresponding deduction.

Withholding of Taxes. We may withhold amounts from participants to satisfy withholding tax requirements.  If permitted by the Compensation Committee, participants may have shares withheld from awards or may tender previously own shares to us to satisfy tax withholding requirements.  The shares withheld from awards may not be used to satisfy more than our maximum statutory withholding obligation.

Change in Control. Any acceleration of the vesting or payment of awards under the 2019 Equity Incentive Plan in the event of our change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the participant to a 20% excise tax and preclude our corresponding tax deduction.

Tax Advice

The preceding discussion is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the 2019 Equity Incentive Plan.  A participant may also be subject to state and local taxes in connection with the grant of awards under the 2019 Equity Incentive Plan.  We strongly encourage participants to consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

The number and types of awards to be made pursuant to the 2019 Equity Incentive Plan is subject to the discretion of the Compensation Committee and is not determinable at this time.

Under applicable law, the adoption of the 2019 Equity Incentive Plan requires the affirmative vote of the majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on this proposal. In tabulating the votes on this proposal, broker non-votes will have no effect on the outcome of the vote. However, any other abstentions by shares present in person or represented by proxy at the annual meeting are effectively equivalent to votes against this proposal.

Estimate of Benefits

The Company currently is not able to estimate the number or terms of grants and awards that may be made under the 2019 Equity Incentive Plan.

The table sets forth information for (i) all equity compensation plans previously approved by the Company’s stockholders and (ii) all equity compensation plans not previously approved by the Company’s stockholders.  Equity compensation includes options, warrants, rights and restricted stock units which may be granted from time to time.  As of March 13, 2019, the below equity awards were outstanding:

Equity Compensation Plan Information

not
Plan Category	Number of Securities to be Issued Upon the Exercise of Outstanding Restricted Stock Units	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders*	449,200	169,791
Equity compensation plans not approved by security holders	---	---
Total	449,200	169,791

_____________

(1)Reflects the outstanding awards under our 2014 Equity Incentive Plan, as well as the total remaining share reserve under our 2014 Equity Incentive Plan.  The only awards remaining outstanding under these plans are unvested restricted stock units.

Board Recommendation

The board of directors recommends stockholders vote to approve the 2019 Equity Incentive Plan, as described in this proxy statement, by voting “FOR” this proposal.  Proxies properly signed and returned will be voted “FOR” this proposal unless stockholders specify otherwise.

PROPOSAL 5:

PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

Our board of directors has adopted, declared advisable and is submitting for stockholder approval an amendment to our Restated Certificate of Incorporation to remove the mandatory director retirement age provision.

Proposed Amendment

If the amendment to our Restated Certificate of Incorporation is approved by our stockholders, the last sentence of the current Paragraph B of Article X will be removed in its entirety as illustrated below:

“B. The directors shall be divided into three classes: Class I, Class II and Class III. Such classes shall be as nearly equal in number as possible.  The term of office of the initial Class I directors shall expire at the annual meeting of stockholders in 1987; the term of office of the initial Class II directors shall expire at the annual meeting of stockholders in 1988; and the term of office of the initial Class III directors shall expire at the annual meeting of stockholders in 1989; or thereafter when their respective successors in each case are elected and qualified.  At each annual election held after 1986, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding annual meeting or thereafter when their respective successors in each case are elected and qualified. Any director elected to a particular class by the stockholders or directors shall be eligible, upon resignation, to be elected to a different class.  ~~Provided, and notwithstanding anything contained in this Paragraph B to the contrary, no person shall be elected to serve, or continue to serve, as a director of this Corporation after having attained age 70.  Any individual who was previously elected as a director of this Corporation who thereafter attains age 70 shall no longer serve as director, and, upon attaining 70, such individual shall be deemed, effective at such time, to have resigned his/her directorship thereby creating a vacancy.~~

If the proposed amendment is approved by our stockholders, it will become effective upon the filing of an amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we expect to occur promptly following stockholder approval of this proposal.  If the proposal is not approved by our stockholders, no amendment with respect to removing this provision will be filed with the Secretary of State of the State of Delaware and the proposal will not be implemented.

Reasons for the Proposed Amendment

As noted above, although we are proposing to remove the mandatory director retirement age from our Restated Certificate of Incorporation, if the proposed amendment is approved by our stockholders, our board of directors will approve an amendment to our bylaws or adopt a board policy to provide that directors will retire and not stand for re-election after reaching age 73.  We believe that moving the mandatory director retirement age from the Restated Certificate of Incorporation to a bylaw provision provides us greater flexibility for future changes in circumstances, as such a bylaw provision or board policy could be amended in the future by an affirmative vote of the majority of our directors.

Additionally, we believe that 73, rather than 70, is a more appropriate retirement age for directors.  The current retirement age could deter well-qualified candidates who are approaching, or have passed, the mandatory retirement age from agreeing to serve as directors and could result in the premature retirement of experienced directors who are valuable members of our board of directors with deep knowledge of our history and operations. Increasing the mandatory retirement age to 73 would give us the opportunity to benefit from the valuable expertise of directors for a longer time, while maintaining a mandatory retirement age that we believe is reasonable.  Increasing our mandatory director retirement to age 73 will allow us to be more competitive with our peers in the recruitment of experienced directors.  In addition to age, with every director nominee, our board of directors intends to evaluate the need for changes to board composition based on an analysis of skills and experience necessary, as well as the results of an independent board evaluation.

Stockholder Vote Necessary to Approve the Proposed Amendment

To be approved by our stockholders, this proposal to amend our Restated Certificate of Incorporation must receive the affirmative vote of 75% of the voting power of all outstanding shares of our common stock.  If you fail to vote, mark “ABSTAIN” on your proxy card, or fail to instruct your bank or broker with respect to this proposal to amend our Restated Certificate of Incorporation, it will have the same effect as a vote “AGAINST” the proposal.

Board Recommendation

Our board of directors recommends that you vote your shares “FOR” this proposal to amend our Restated Certificate of Incorporation.

PROPOSAL 6:

RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

General

Our stockholders are also being asked to adopt a resolution to ratify the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for the year ending December 31, 2019.  If the stockholders do not ratify the selection of Plante & Moran, PLLC at the annual meeting, the Audit Committee will consider selecting another firm of independent public accountants.  Representatives from Plante & Moran, PLLC are expected to be present at the annual meeting and will have an opportunity to make a statement, if they so desire, as well as to respond to appropriate questions that may be asked by stockholders.

Approval of this proposal requires the affirmative vote of holders of a majority of the shares having voting power and present in person or by proxy at the annual meeting.  Abstention will be counted as a vote present in person or by proxy at the annual meeting and entitled to vote on the proposal and will have the same effect as a vote “AGAINST” the proposal, and a broker non‑vote will not be considered entitled to vote on this proposal and will therefore have no effect on the outcome.

Board Recommendation:

The board of directors recommends that you vote your shares “FOR” the ratification of Plante & Moran, PLLC as our independent registered public accounting firm for the year ending December 31, 2019.

Accountant Fees

Audit Fees.  The aggregate fees and expenses billed by Plante & Moran PLLC in connection with the audit of our annual financial statements and the review of our quarterly financial statements were $350,623 for 2018 and $323,933 for 2017.

Audit Related Fees.  Audit related fees billed by Plante & Moran PLLC were $56,388 for 2018 and $25,157 for 2017.  This category includes the aggregate fees billed for non‑audit services, exclusive of the fees disclosed relating to audit fees, during the fiscal years ended December 31, 2018 and 2017.   These services principally include the assistance for various filings with the SEC, consultations regarding accounting and disclosure matters and due diligence services related to acquisition activity.

Tax Fees.  Tax fees billed by Plante & Moran PLLC in 2018 totaled $17,900.  There were no tax related services billed by Plante & Moran, PLLC for 2017.

All Other Fees.  All other fees billed by Plante & Moran, PLLC were $37,000 for 2018 and $13,500 for 2017.  This category includes the aggregate fees billed for other regulatory filings during the fiscal years ended December 31, 2018 and 2017.

Pre‑Approval Policy

The Audit Committee has a Pre‑Approval Policy to pre‑approve the audit and non‑audit services performed by our independent registered public accounting firm.  All services provided by the independent registered public accounting firm are either within general pre‑approved limits or specifically approved by the Audit Committee.  The general pre‑approval limits are detailed as to each particular service and are limited by a specific dollar amount for each type of service per project.  The authority to grant pre‑approvals may be delegated to one or more members of the Audit Committee.  The Pre‑Approval Policy requires the Audit Committee to be informed of the services provided under the pre‑approval guidelines at the next regularly scheduled Audit Committee meeting.  All services provided by Plante & Moran, PLLC, and all fees related thereto, were approved pursuant to the pre‑approval policy.  The Pre‑Approval Policy is available on our website at www.oldsecond.com.

PROPOSAL 7:

ADJOURNMENT PROPOSAL

A quorum is the number of shares that must be present, in person or by proxy, in order for business to be transacted at the annual meeting. Holders representing a majority of the outstanding shares of our common stock, present in person or by proxy, are necessary to constitute a quorum. Therefore, at the annual meeting, the presence, in person or by proxy, of the holders of at least [] shares of common stock will be required to establish a quorum. Stockholders of record who are present at the annual meeting in person or by proxy and who abstain are considered stockholders who are present and entitled to vote, and will count towards the establishment of a quorum. As referenced earlier, broker non-votes, if any, will be included for purposes of determining whether or not a quorum exists.

If a quorum is not present at the annual meeting, or if the number of shares of common stock present in person or represented by proxy and voting in favor of 2019 Equity Incentive Plan and the amendment to our certificate of incorporation eliminating the mandatory retirement age for directors is insufficient to approve such proposals, the chair of the meeting may move to adjourn, postpone or continue the annual meeting in order to continue to solicit additional proxies. In that event, you will be asked to vote at the annual meeting only upon the adjournment proposal and any other proposal described in this proxy statement for which, at such time, we have received sufficient votes for approval.

Stockholder Vote Necessary to Approve of the Adjournment Proposal

Approval of the adjournment proposal requires the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on the proposal, whether or not a quorum is present.

Board Recommendation

The board of directors recommends that you vote your shares “FOR” the adjournment proposal.

AUDIT COMMITTEE REPORT

The Audit Committee assists the board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls.  The Audit Committee also reviews the audited financial statements and recommends to the board that they be included in our annual report on Form 10‑K.  The committee is comprised solely of directors who are independent under the rules of the NASDAQ Stock Market.

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2018, with our management and Plante & Moran, PLLC, the independent registered public accounting firm that audited our financial statements for that period.  The committee has discussed with Plante & Moran, PLLC the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, and by SAS 114 (The Auditor’s Communication With Those Charged With Governance) and received and discussed the written disclosures and the letter from Plante & Moran, PLLC required by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence).  Based on the review and discussions with management and Plante & Moran, PLLC, the Audit committee has recommended to the board that the audited financial statements be included in our annual report on Form 10‑K for the fiscal year ending December 31, 2018, for filing with the Securities and Exchange Commission.

Submitted by:

Mr. Duane Suits, Chairman

Mr. Barry Finn

Mr. John Ladowicz

Mr. Hugh McLean

Mr. Jim Tapscott

Members of the Audit committee

GENERAL

We will bear the cost of this proxy solicitation. We have engaged [_____], a proxy solicitation firm, to solicit proxies on our behalf.  We have agreed to pay [_____] a proxy solicitation fee of $[_____], and we will also reimburse them for their reasonable out-of-pocket costs and expenses.  Solicitation will be made primarily through the use of the mail, but our proxy solicitor, officers, directors or employees may solicit proxies personally, by telephone or through any other mode of communication, without additional remuneration to our officers, directors or employees for such activity.  In addition, we will reimburse brokerage houses and other custodians, nominees or fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owner of such shares.

As of the date of this proxy statement, we do not know of any other matters to be brought before the annual meeting.  However, if any other matters should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.

By order of the board of directors

James L. Eccher Chief Executive Officer and President
Aurora, Illinois April [], 2019

ALL STOCKHOLDERS ARE URGED TO SIGN

AND MAIL THEIR PROXIES PROMPTLY

Appendix A

OLD SECOND BANCORP, INC.
2019 EQUITY INCENTIVE PLAN

Article 1
INTRODUCTION

Section 1.1  Purpose, Effective Date and Term. The purpose of this OLD SECOND BANCORP, INC. 2019 EQUITY INCENTIVE PLAN is to promote the long-term financial success of OLD SECOND BANCORP, INC. and its Subsidiaries by providing a means to attract, retain and reward individuals who can and do contribute to such success, and to further align their interests with those of the Shareholders. The “Effective Date” of the Plan is [•], 2019, the date of the approval of the Plan by the Shareholders. The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted after the 10-year anniversary of the Effective Date.

Section 1.2  Participation. Each employee and director of, and Service Provider (with respect to which issuances of securities may be registered under Form S-8) to, the Company and each Subsidiary who is granted, and currently holds, an Award in accordance with the provisions of the Plan shall be a “Participant” in the Plan. Award recipients shall be limited to employees and directors of, and Service Providers (with respect to which issuances of securities may be registered under Form S-8) to, the Company and its Subsidiaries; provided, however, that an Award (other than an Award of an ISO) may be granted to an individual up to 12 months prior to the date on which he or she first performs services as an employee, director or Service Provider, provided that such Award does not become vested prior to the date such individual commences such services.

Section 1.3  Definitions. Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Article 8).

Article 2
AWARDS

Section 2.1  General. Any Award may be granted singularly, in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one Award held by a Participant cancels another Award held by the Participant. Each Award shall be subject to the provisions of the Plan and such additional provisions as the Committee may provide with respect to such Award and as may be evidenced in the Award Agreement. Subject to the provisions of Section 3.4(b), an Award may be granted as an alternative to or replacement of an existing award under the Plan, any other plan of the Company or a Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or a Subsidiary, including the plan of any entity acquired by the Company or a Subsidiary. The types of Awards that may be granted include the following:

(a)  Stock Options. A stock option represents the right to purchase Shares at an exercise price established by the Committee. Any stock option may be either an ISO or a nonqualified stock option that is not intended to be an ISO. No ISOs may be (i) granted after the 10-year anniversary of the Effective Date or (ii) granted to a non-employee. To the extent the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year under all plans of the Company and its Subsidiaries exceeds $100,000, the stock options or portions thereof that exceed such limit shall be treated as nonqualified stock options. Unless otherwise specifically provided by the Award Agreement, any stock option granted under the Plan shall be a nonqualified stock option. All or a portion of any ISO granted under the Plan that does not qualify as an ISO for any reason shall be deemed to be a nonqualified stock option. In addition, any ISO granted under the Plan may be unilaterally modified by the Committee to disqualify such stock option from ISO treatment such that it shall become a nonqualified stock option.

(b)  Stock Appreciation Rights. A stock appreciation right (an “SAR”) is a right to receive, in cash, Shares or a combination of both (as shall be reflected in the respective Award Agreement), an amount equal to or based upon the excess of (i) the Fair Market Value at the time of exercise of the SAR over (ii) an exercise price established by the Committee.

(c)  Stock Awards. A stock award is a grant of Shares or a right to receive Shares (or their cash equivalent or a combination of both, as shall be reflected in the respective Award Agreement) in the future, excluding Awards designated as stock options, SARs or cash incentive awards by the Committee. Such Awards may include bonus shares, performance shares, performance units, restricted stock, restricted stock units or any other equity-based Award as determined by the Committee. Restricted stock units and other deferred share rights, which are Awards denominated in Shares that will be settled, subject to the terms and conditions of the applicable Award Agreement (which may provide for performance-based vesting or time-based vesting) and the Plan, in an amount in cash (based upon the Fair Market Value of a specified number of Shares), Shares or a combination of both, are sometimes referred to in the Plan as “Restricted Stock Units.”  Actual Shares issued to a Participant that are subject to vesting or forfeiture provisions and other terms and conditions of the applicable Award Agreement (which may provide for performance-based vesting or time-based vesting) and the Plan, are sometimes referred to in the Plan as “Restricted Stock.”  For the avoidance of doubt, the terms “Restricted Stock Units” and “Restricted Stock” do not include any Awards designated as stock options, SARs or cash incentive awards by the Committee.

(d)  Cash Incentive Awards. A cash incentive award is the grant of a right to receive a payment of cash (or Stock having a value equivalent to the cash otherwise payable, excluding Awards designated as stock options, SARs or stock awards by the Committee, all as shall be reflected in the respective Award Agreement), determined on an individual basis or as an allocation of an incentive pool that is contingent on the achievement of performance objectives established by the Committee.

Section 2.2  Exercise of Stock Options and SARs. A stock option or SAR shall be exercisable in accordance with such provisions as may be established by the Committee; provided, however, that a stock option or SAR shall expire no later than 10 years after its grant date (five years in the case of an ISO with respect to a 10% Shareholder). The exercise price of each stock option and SAR shall be not less than 100% of the Fair Market Value on the grant date (or, if greater, the par value of a Share); provided, however, that the exercise price of an ISO shall be not less than 110% of Fair Market Value on the grant date in the case of a 10% Shareholder; and provided, further, that, to the extent permitted under Code Section 409A, and subject to Section 3.4(b), the exercise price may be higher or lower in the case of stock options and SARs granted in replacement of existing awards held by an employee, director or Service Provider granted by an acquired entity. The payment of the exercise price of a stock option shall be by cash or, subject to limitations imposed by applicable laws and regulations, by any of the following means unless otherwise determined by the Committee from time to time: (a) by tendering, either actually or by attestation, Shares acceptable to the Committee and valued at Fair Market Value as of the day of exercise; (b) by irrevocably authorizing a third party, acceptable to the Committee, to sell Shares acquired upon exercise of the stock option and to remit to the Company no later than the third business day following exercise of a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (c) by payment through a net exercise such that, without the payment of any funds, the Participant may exercise the option and receive the net number of Shares equal in value to (i) the number of Shares as to which the option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value (on the date of exercise) less the exercise price, and the denominator of which is such Fair Market Value (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); (d) by personal, certified or cashiers’ check; (e) by other property deemed acceptable by the Committee or (f) by any combination thereof.

Section 2.3  Performance-Based Compensation. Any Award may be conditioned on the achievement of one or more performance measures, as determined by the Committee.

(a)  Performance Measures. The performance measures described in this  Section 2.3 may be based on any one or more of the following (or such other measures as may be determined by the Committee): earnings (e.g., earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; and earnings per share; each as may be defined by the Committee); financial return ratios (e.g., return on investment; return on invested capital; return on equity; and return on assets; each as may be defined by the Committee); “Texas ratio”; expense ratio; efficiency ratio; increase in revenue, operating or net cash flows; cash flow return on investment; total shareholder return; market share; net operating income, operating income or net income; debt load reduction; loan and lease losses; expense management; economic value added; stock price; book value; overhead; assets; asset quality level; charge offs; loan loss reserves; loans; deposits; nonperforming assets; growth of loans, deposits, or assets; interest sensitivity gap levels; regulatory compliance; improvement of financial rating; achievement of balance sheet or income statement objectives; improvements in capital structure; profitability; profit margins; budget comparisons or strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures. Performance measures may be based on the performance of the Company as a whole or of any one or more Subsidiaries, business units or financial reporting segments of the Company or a Subsidiary, or any combination thereof, and may be measured relative to a peer group, an index or a business plan.

(b)  Partial Achievement. An Award may provide that partial achievement of the performance measures may result in payment or vesting based upon the degree of achievement. In addition, partial achievement of performance measures shall apply toward a Participant’s individual limitations as set forth in Section 3.3.

(c)  Extraordinary Items. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items: (i) extraordinary, unusual or nonrecurring items of gain or loss, including non-cash refinancing charges; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; (iv) mergers or acquisitions; and (v) such other items as the Committee may determine. To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

(d)  Adjustments. Pursuant to this Section 2.3, in certain circumstances the Committee may adjust performance measures. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or a Subsidiary conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may (i) adjust, change or eliminate the performance measures or change the applicable performance period or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

Section 2.4  No Delivery of Dividends and Dividend Equivalents on Unvested Awards. Dividend payments or dividend equivalent payments may not be paid on any unvested Award issued under the Plan; provided, that the Committee may provide that dividends, or dividend equivalents, on unvested Awards (other than stock options or SARs, and provided that that stock options and SARs may be adjusted under certain circumstances in accordance with the terms of Section 3.4) may be accrued and paid upon vesting of the applicable Award. Any Award that includes such accrual rights shall comply with Code Section 409A.

Section 2.5  Forfeiture of Awards. Unless specifically provided to the contrary in an Award Agreement, upon notification of Termination of Service for Cause, any outstanding Award held by a Participant, whether vested or unvested, shall terminate immediately, such Award shall be forfeited and the Participant shall have no further rights thereunder.

Section 2.6  Deferred Compensation. The Plan is, and all Awards are, intended to be exempt from (or, in the alternative, to comply with) Code Section 409A, and each shall be construed, interpreted and administered accordingly. The Company does not guarantee that any benefits that may be provided under the Plan will satisfy all applicable provisions of Code Section 409A. If any Award would be considered “deferred compensation” under Code Section 409A, the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the applicable Award Agreement, without the consent of the Participant, to avoid the application of, or to maintain compliance with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating

Code Section 409A. A Participant’s acceptance of any Award shall be deemed to constitute the Participant’s acknowledgment of, and consent to, the rights of the Committee under this Section 2.6, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of the Plan or pursuant to an Award Agreement shall not be applicable to an Award that is determined to constitute deferred compensation, if such discretionary authority would contravene Code Section 409A. In no event will the Company or any Subsidiary of the Company be required to reimburse a Participant for any taxes imposed or other costs incurred as a result of Code Section 409A.

Article 3
SHARES SUBJECT TO PLAN

Section 3.1  Available Shares. The Shares with respect to which Awards may be granted shall be Shares currently authorized but unissued, currently held or, to the extent permitted by applicable laws and regulations, subsequently acquired by the Company, including Shares purchased in the open market or in private transactions.

Section 3.2  Share Limitations.

(a)  Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of Shares that may be delivered under the Plan shall be 600,000 (all of which may be granted as ISOs), plus Shares that are covered under a Prior Plan award that otherwise would become available for reuse under the terms of the Prior Plan, as and to the extent provided in Section 3.2(b). The maximum number of Shares available for delivery under the Plan (including the number that may be granted as ISOs) and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 3.4. As of the Effective Date, no further awards shall be granted under the Prior Plan; provided, however, that dividend equivalents may continue to be issued under the Prior Plan in respect of awards granted under such plans that are outstanding as of the Effective Date.

(b)  Rules for Calculating Shares Delivered. To the extent that any Award is forfeited, terminates, expires or lapses instead of being exercised (or, solely with respect to any Award that is not exercisable for or convertible into Shares, if such Award is settled for cash without the delivery of Shares), the Shares subject to such Award not delivered as a result thereof shall again be available for issuance in connection with other Awards under this Plan. If the exercise price of any stock option or SAR, or if the tax withholding obligations relating to any Award (other than Restricted Stock Awards and Restricted Stock Unit Awards), are satisfied by delivering Shares (either actually or through attestation) or withholding Shares relating to such Award, the gross number of Shares subject to the Award shall nonetheless be deemed to have been delivered for purposes of the first sentence of Section 3.2(a); and provided, for the avoidance of doubt, that the gross number of SARs exercised or settled, and not just the net Shares issued upon exercise or settlement, will count against the aggregate limit on the number of Shares that may be delivered under the Plan. Shares purchased on the open market with the proceeds of the exercise price of a stock option or SAR shall not be available for issuance in connection with other Awards under this Plan. If tax withholding obligations relating to Restricted Stock Awards and Restricted Stock Unit Awards are satisfied by delivering Shares (either actually or through attestation) or withholding Shares relating to such

Award, the Shares subject to such Award not delivered as a result thereof shall again be available for issuance in connection with other Awards under this Plan.

Following the Effective Date, any Shares that are covered under an outstanding  Prior Plan award that otherwise would become available for reuse under the terms of the Prior Plan due to forfeiture, termination, expiration or lapse without being exercised (to the extent applicable), (or solely with respect to any Prior Plan award that is not exercisable for or convertible into Shares, if such Prior Plan award is settled for cash without the delivery of Shares), or as a result of tax withholding obligations with respect to restricted stock awards and restricted stock unit awards (“full value” awards) being satisfied by delivering Shares (either actually or through attestation) or withholding Shares relating to such full value awards, shall instead become available for delivery under the Plan. Provided, for the avoidance of doubt, that if the exercise price of any stock option or SAR, or if the tax withholding obligations relating to any award (other than restricted stock awards and restricted stock unit awards), outstanding under a Prior Plan award are satisfied by delivering Shares (either actually or through attestation) or withholding Shares relating to such award, the gross number of Shares subject to the award shall nonetheless be deemed to have been delivered and shall not become available for delivery under the Plan, and that the gross number of SARs that are outstanding under a Prior Plan award that are exercised or settled, and not just the net Shares issued upon exercise or settlement, shall be deemed to have been delivered and shall not become available for delivery under the Plan.

Section 3.3  Limitations on Grants

(a)  Director Participants. Notwithstanding any provisions to the contrary in the Plan, the maximum number of Shares subject to Awards granted under the Plan or otherwise during any one calendar year to any Director Participant, taken together with any cash fees paid by the Company to such Director Participant during such calendar year for service on the Board, will not exceed $285,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes), or, with respect to the calendar year in which a Director Participant is first appointed or elected to the Board, $370,000; provided, however, that the limitation described in this sentence shall be determined without regard to grants of Awards or cash fees paid to a Director Participant during any period in which such individual was an employee or consultant of the Company or a Subsidiary (other than grants of Awards or cash fees paid for service in their capacity as a Director).

(b)  Stock Options and SARs. The maximum number of Shares that may be subject to stock options or SARs granted to any one Participant during any calendar year that are intended to be performance-based compensation shall be 100,000. For purposes of this Section 3.3(b), if a stock option is granted in tandem with an SAR, such that the exercise of the option or SAR with respect to a Share cancels the tandem SAR or option right, respectively, with respect to such Share, the tandem option and SAR rights with respect to each Share shall be counted as covering one Share for purposes of applying the limitations of this Section 3.3(b).

(c)  Stock Awards. The maximum number of Shares that may be subject to stock awards that are granted to any one Participant during any calendar year and are intended to be performance-based compensation shall be 100,000.

(d)  Cash Incentive Awards and Stock Awards Settled in Cash. The maximum dollar amount that may be payable to any one Participant pursuant to cash incentive awards and cash-settled stock awards that are granted to any one Participant during any calendar year and are intended to be performance-based compensation shall be $1,500,000.

(e)  Earnings. For purposes of determining the foregoing limitations of this Section 3.3, if the delivery of any Shares or cash under an Award is deferred, any earnings, including dividends and dividend equivalents, shall be disregarded.

(f)  Partial Performance. Notwithstanding the preceding provisions of this  Section 3.3, if in respect of any performance period or restriction period, the Committee grants to a Participant Awards having an aggregate dollar value and/or number of Shares less than the maximum dollar value and/or number of Shares that could be paid or awarded to such Participant based on the degree to which the relevant performance measures were attained, the excess of such maximum dollar value and/or number of Shares over the aggregate dollar value and/or number of Shares actually subject to Awards granted to such Participant shall be carried forward and shall increase the maximum dollar value and/or the number of Shares that may be awarded to such Participant in respect of the next performance period or restriction period in respect of which the Committee grants to such Participant an Award intended to constitute performance-based compensation, subject to adjustment pursuant to Section 3.4.

Section 3.4  Corporate Transactions; No Repricing.

(a)  Adjustments. To the extent permitted under Code Section 409A, to the extent applicable, and in accordance with Code Section 424(a)(to the extent applicable), in the event of a corporate transaction involving the Company or the Shares (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), all outstanding Awards, the number of Shares available for delivery under the Plan under Section 3.2 and each of the specified limitations set forth in Section 3.3 shall be adjusted automatically to proportionately and uniformly reflect such transaction; provided, however, that, subject to Section 3.4(b), the Committee may otherwise adjust Awards (or prevent such automatic adjustment) as it deems necessary, in its sole discretion, to preserve the benefits or potential benefits of the Awards and the Plan. Action by the Committee under this Section 3.4(a) may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding stock options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include (A) replacement of an Award with another award that the Committee determines has comparable value and that is based on stock of a company resulting from a corporate transaction, (B) adjustment to the performance measures applicable to an Award, and (C) cancellation of an Award in return for cash payment of the current value of the Award, determined as though the Award were fully vested at the time of payment,  provided that in the case of a stock option or SAR, the amount of such payment shall be the excess of the value of the stock subject to the option or SAR at the time of the transaction over the exercise price, and  provided, further, that no such payment shall be required in consideration for the cancellation of the Award if the exercise price is greater than the value of the stock at the time of such corporate transaction).

(b)  No Repricing. Notwithstanding any provision of the Plan to the contrary, no adjustment or reduction of the exercise price of any outstanding stock option or SAR in the event of a decline in Stock price shall be permitted without approval by the Shareholders or as otherwise expressly provided under Section 3.4(a). The foregoing prohibition includes (i) reducing the exercise price of outstanding stock options or SARs, (ii) cancelling outstanding stock options or SARs in connection with the granting of stock options or SARs with a lower exercise price to the same individual, (iii) cancelling stock options or SARs with an exercise price in excess of the current Fair Market Value in exchange for a cash or other payment, and (iv) taking any other action that would be treated as a repricing of a stock option or SAR under the rules of the primary securities exchange or similar entity on which the Shares are listed.

Section 3.5  Delivery of Shares. Delivery of Shares or other amounts under the Plan shall be subject to the following:

(a)  Compliance with Applicable Laws. Notwithstanding any provision of the Plan to the contrary, the Company shall have no obligation to deliver any Shares or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws and regulations.

(b)  No Certificates Required. To the extent that the Plan provides for the delivery of Shares, the delivery may be effected on a non-certificated basis, to the extent not prohibited by applicable law and regulations.

Article 4
CHANGE IN CONTROL

Section 4.1  Consequence of a Change in Control. Subject to the provisions of Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or in the respective Award Agreement, at the time of a Change in Control:

(a)  Subject to any forfeiture and expiration provisions otherwise applicable to the respective Awards, all stock options and SARs under the Plan then held by the Participant shall become fully exercisable immediately if, and all stock awards and cash incentive awards under the Plan then held by the Participant shall become fully earned and vested immediately if, (i) the Plan and the respective Award Agreements are not the obligations of the entity, whether the Company, a successor thereto or an assignee thereof, that conducts following a Change in Control substantially all of the business conducted by the Company and its Subsidiaries immediately prior to such Change in Control or (ii) the Plan and the respective Award Agreements are the obligations of the entity, whether the Company, a successor thereto or an assignee thereof, that conducts following a Change in Control substantially all of the business conducted by the Company and its Subsidiaries immediately prior to such Change in Control and the Participant incurs a Termination of Service without Cause or by the Participant for Good Reason following such Change in Control.

(b)  Notwithstanding the foregoing provisions of this Section 4.1, and except as otherwise provided in the respective Award Agreement, if the vesting of an outstanding Award is conditioned upon the achievement of performance measures, then such vesting shall be subject to the following:

(i)  If, at the time of the Change in Control, the established performance measures are less than 50% attained (as determined in the sole discretion of the Committee, taking into account performance through the latest date preceding the Change of Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable performance period), but in any event, based pro rata in accordance with time lapsed through the date of the Change in Control in the event of any period-based performance measures), then such Award shall become vested and exercisable on a fractional basis with the numerator being equal to the percentage of attainment and the denominator being 50% upon the Change in Control.

(ii)  If, at the time of the Change in Control, the established performance measures are at least 50% attained (as determined in the sole discretion of the Committee, taking into account performance through the latest date preceding the Change of Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable performance period), but in any event based pro rata in accordance with time lapsed through the date of the Change in Control in the event of any period-based performance measures), then such Award shall become fully earned and vested immediately upon the Change in Control.

Section 4.2  Definition of Change in Control.

(a)  Subject to Section 4.2(c), if the Participant is subject to a change in control agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of “change in control” (or the like), then, for purposes of the Plan, unless otherwise provided in an applicable Award, the term “Change in Control” has the meaning set forth in such agreement; and in the absence of such a definition, “Change in Control” means the first to occur of the following:

(i)  The consummation of the acquisition by any “person” (as such term is defined in Section 13(d) or 14(d) of the Exchange Act) of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 33% or more of the combined voting power of the then outstanding Voting Securities of the Company;

(ii)  During any 12-month period, the individuals who, as of the Effective Date, are members of the Board cease for any reason to constitute a majority of the Board, unless either the election of or the nomination for election by the Shareholders of any new director was approved by a vote of a majority of the Board, in which case such new director shall for purposes of this Plan be considered as a member of the Board; or

(iii)  The consummation by the Company of (i) a merger, consolidation or other similar transaction if the Shareholders immediately before such merger, consolidation or other similar transaction do not, as a result of such merger, consolidation or other similar transaction, own, directly or indirectly, more than 67% of the combined voting power of the then outstanding Voting Securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the Voting Securities of the Company outstanding immediately before such merger or consolidation or (ii) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

(b)  Notwithstanding any provision in the foregoing definition of Change in Control to the contrary, a Change in Control shall not be deemed to occur solely because 33% or more of the combined voting power of the then outstanding securities of the Company are acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity or (ii) any corporation that, immediately prior to such acquisition, is owned directly or indirectly by the Shareholders in the same proportion as their ownership of Stock immediately prior to such acquisition.

(c)  Further notwithstanding any provision in the foregoing definition of Change in Control, in the event that any Award constitutes non-qualified deferred compensation under Code Section 409A, and the settlement of, or distribution of benefits under, such Award is to be triggered by a Change in Control, then a transaction or event will not be deemed to be a Change in Control with respect to such Award unless the transaction or event qualified as a “change in control event” within the meaning of Code Section 409A.

Article 5
COMMITTEE

Section 5.1  Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Article 5. The Committee shall be selected by the Board, provided that the Committee shall consist of two or more members of the Board, each of whom is a “non-employee director” (within the meaning of Rule 16b-3 promulgated under the Exchange Act), and an “independent director” (within the meaning of the rules of the securities exchange which then constitutes the principal listing for the Stock). Subject to the applicable rules of any securities exchange or similar entity, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

Section 5.2  Powers of Committee. The Committee’s administration of the Plan shall be subject to the other provisions of the Plan and the following:

(a)  The Committee shall have the authority and discretion to select from among the Company’s and the Subsidiary’s employees, directors and Service Providers those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms of Awards, to cancel or suspend Awards and to reduce or eliminate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award; provided, however, that a vesting period of at least one year from the date an Award is granted must apply to at least 95% of the Awards granted under this Plan.

(b)  The Committee shall have the authority and discretion to interpret the Plan and any Award Agreement, to establish, amend and rescind any rules and regulations relating to the Plan and/or any Award Agreement, and to make all other determinations that may be necessary or advisable for the administration of the Plan and/or any Award Agreement.

(c)  The Committee shall have the authority to define terms not otherwise defined in the Plan and/or any Award Agreement.

(d)  Any interpretation of the Plan and/or any Award Agreement by the Committee and any decision made by it under the Plan (including any decision with respect to any Award Agreement) shall be final and binding on all persons.

(e)  In controlling and managing the operation and administration of the Plan and/or any Award Agreement, the Committee shall endeavor to take action in a manner that conforms to the articles and bylaws of the Company and all applicable laws and regulations.

Section 5.3  Delegation by Committee. Except to the extent prohibited by applicable laws and regulations, the applicable rules of any securities exchange or similar entity or the Plan or the charter of the Committee, or as necessary to comply with the exemptive provisions of Rule 16b‑3 of the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers under the Plan to any other person or persons selected by it. The acts of such delegates shall be treated under the Plan as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4  Information to be Furnished to Committee. As may be permitted by applicable laws and regulations, the Company and each Subsidiary shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties under the Plan. The records of the Company and each Subsidiary as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive with respect to all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable laws and regulations, Participants and other persons entitled to benefits under the Plan shall furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5  Expenses and Liabilities. All expenses and liabilities incurred by the Committee in the administration and interpretation of the Plan or any Award Agreement shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration and interpretation of the Plan and/or any Award Agreement, and the Company, and its officers and directors, shall be entitled to rely upon the advice, opinions and valuations of any such persons.

Article 6
AMENDMENT AND TERMINATION

Section 6.1  General. The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement; provided, however, that no amendment or termination may (except as provided in Section 2.6, Section 3.4 and  Section 6.2), in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), impair the rights of any Participant or beneficiary under any Award granted prior to the date such amendment or termination is adopted by the Board; and provided, further, that no amendment may (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the aggregate number of securities that may be delivered under the Plan other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) immediately above is approved by the Shareholders.

Section 6.2  Amendment to Conform to Laws and Regulations. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or the Award Agreement to any applicable laws and regulations. By accepting an Award, the Participant shall be deemed to have acknowledged and consented to any amendment to an Award made pursuant to this Section 6.2, Section 2.6 or Section 3.4 without further consideration or action.

Article 7
GENERAL TERMS

Section 7.1  No Implied Rights.

(a)  No Rights to Specific Assets. No person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary, including any specific funds, assets, or other property that the Company or a Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, distributable in accordance with the provisions of the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan or an Award Agreement shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to provide any benefits to any person.

(b)  No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant shall not give any person the right to be retained in the service of the Company or a Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the Plan. No individual shall have the right to be selected to receive an Award, or, having been so selected, to receive a future Award.

(c)  No Rights as a Shareholder. Except as otherwise provided in the Plan, no Award shall confer upon the holder thereof any rights as a Shareholder prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2  Transferability. Except as otherwise provided by the Committee, Awards are not transferable except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a domestic relations order. The Committee shall have the discretion to permit the transfer of Awards; provided, however, that such transfers shall be limited to immediate family members of Participants, trusts, partnerships, limited liability companies and other entities that are permitted to exercise rights under Awards in accordance with Form S-8 established for the primary benefit of such family members; and provided, further, that such transfers shall not be made for value to the Participant.

Section 7.3  Designation of Beneficiaries. A Participant hereunder may file with the Company a designation of a beneficiary or beneficiaries under the Plan and may from time to time revoke or amend any such designation. Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not have any further liability to anyone.

Section 7.4  Non-Exclusivity. Neither the adoption of the Plan by the Board nor the submission of the Plan to the Shareholders for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including the granting of restricted stock, stock options or other equity awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5  Award Agreement. Each Award shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be made available to the Participant, and the Committee may require that the Participant sign a copy of the Award Agreement.

Section 7.6  Form and Time of Elections. Unless otherwise specified in the Plan, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such terms or conditions, not inconsistent with the provisions of the Plan, as the Committee may require.

Section 7.7  Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information that the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8  Tax Withholding. All distributions under the Plan shall be subject to withholding of all applicable taxes and the Committee may condition the delivery of any Shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (a) through cash payment by the Participant; (b) through the surrender of Shares that the Participant already owns or (c) through the surrender of Shares to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such Shares under clause (c) may not be used to satisfy more than the Company's maximum statutory withholding obligation based on the applicable maximum statutory tax rate (or, if applicable, such lesser amount as may be necessary to avoid classification of the Award as a liability for financial accounting purposes).

Section 7.9  Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company.

Section 7.10  Indemnification. To the fullest extent permitted by law, each person who is or shall have been a member of the Committee or the Board, or an employee or an officer of the Company to whom authority was delegated in accordance with Section 5.3, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her (provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf), unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 7.11  No Fractional Shares. Unless otherwise permitted by the Committee, no fractional Shares shall be delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Shares or other property shall be delivered or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 7.12  Governing Law. The Plan, all Awards, and all actions taken in connection herewith and therewith shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law.

Section 7.13  Benefits Under Other Plans. Except as otherwise provided by the Committee, Awards granted to a Participant (including the grant and the receipt of benefits) shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any qualified retirement plan, nonqualified plan and any other benefit plan maintained by the Participant’s employer.

Section 7.14  Validity. If any provision of the Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been included in the Plan.

Section 7.15  Notice. Unless provided otherwise in an Award Agreement or policy adopted from time to time by the Committee, all communications to the Company provided for in the Plan, or any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or prepaid overnight courier to the Company at the address set forth below:

Old Second Bancorp, Inc.
37 South River Street
Aurora, Illinois 60507

Such communications shall be deemed given:

(a)  In the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; and

(b)  In the case of certified or registered U.S. mail, five days after deposit in the U.S. mail;

provided, however, that in no event shall any communication be deemed to be given later than the date it is actually received, provided it is actually received. In the event a communication is not received, it shall be deemed received only upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery Service Provider. Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s senior human resources officer and corporate secretary.

Section 7.16  Clawback Policy. Any Award, amount or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback or other similar action in accordance with any applicable Company clawback policy (the “Policy”) or any applicable laws and regulations. A Participant’s receipt of an Award shall be deemed to constitute the Participant’s acknowledgment of and consent to the Company’s application, implementation and enforcement of (i) the Policy and any similar policy established by the Company that may apply to the Participant, whether adopted prior to or following the making of any Award and (ii) any provision of applicable laws and regulations relating to cancellation, rescission, payback or recoupment of compensation, as well as the Participant’s express agreement that the Company may take such actions as are necessary to effectuate the Policy, any similar policy and applicable laws and regulations, without further consideration or action.

Section 7.17  Breach of Restrictive Covenants. Except as otherwise provided by the Committee, notwithstanding any provision of the Plan to the contrary, if the Participant breaches a non-competition, non-solicitation, non-disclosure, non-disparagement or other restrictive covenant set forth in an Award Agreement or any other agreement between the Participant and the Company or a Subsidiary, whether during or after the Participant’s Termination of Service, in addition to any other penalties or restrictions that may apply under any such agreement, state law, or otherwise, the Participant shall forfeit or pay to the Company:

(a)  Any and all outstanding Awards granted to the Participant, including Awards that have become vested or exercisable;

(b)  Any Shares held by the Participant in connection with the Plan that were acquired by the Participant after the Participant’s Termination of Service and within the 12-month period immediately preceding the Participant’s Termination of Service;

(c)  The profit realized by the Participant from the exercise of any stock options and SARs that the Participant exercised after the Participant’s Termination of Service and within the 12‑month period immediately preceding the Participant’s Termination of Service, which profit is the difference between the exercise price of the stock option or SAR and the Fair Market Value of any Shares or cash acquired by the Participant upon exercise of such stock option or SAR; and

(d)  The profit realized by the Participant from the sale, or other disposition for consideration, of any Shares received by the Participant in connection with the Plan after the Participant’s Termination of Service and within the 12-month period immediately preceding the Participant’s Termination of Service and where such sale or disposition occurs in such similar time period.

Article 8
DEFINED TERMS; CONSTRUCTION

Section 8.1  In addition to the other definitions contained in the Plan, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a)  “10% Shareholder” means an individual who, at the time of grant, owns Voting Securities possessing more than 10% of the total combined voting power of the Voting Securities.

(b)  “Award” means an award under the Plan.

(c)  “Award Agreement” means the document that evidences the terms and conditions of an Award. Such document shall be referred to as an agreement regardless of whether a Participant’s signature is required.

(d)  “Board” means the Board of Directors of the Company.

(e)  If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for “cause” (or the like), then, for purposes of the Plan, the term “Cause” has the meaning set forth in such agreement; and in the absence of such a definition, “Cause” means (i) any act of (A) fraud or intentional misrepresentation or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or a Subsidiary, (ii) willful violation of any law, rule or regulation in connection with the performance of a Participant’s duties to the Company or a Subsidiary (other than traffic violations or similar offenses), (iii) with respect to any employee of the Company or a Subsidiary, commission of any act of moral turpitude or conviction of a felony or (iv) the willful or negligent failure of the Participant to perform the Participant’s duties to the Company or a Subsidiary in any material respect.

Further, the Participant shall be deemed to have terminated for Cause if, after the Participant’s Termination of Service, facts and circumstances arising during the course of the Participant’s employment with the Company are discovered that would have constituted a termination for Cause.

Further, all rights a Participant has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Board or its designee or during any negotiations between the Board or its designee and the Participant regarding any actual or alleged act or omission by the Participant of the type described in the applicable definition of “Cause.”

(f)  “Change in Control” has the meaning ascribed to it in Section 4.2.

(g)  “Code” means the Internal Revenue Code of 1986.

(h)  “Committee” means the Committee acting under Article 5, and in the event a Committee is not currently appointed, the Board.

(i)  “Company” means Old Second Bancorp, Inc., a Delaware corporation.

(j)  “Director Participant” means a Participant who is a member of the Board (or the board of directors of a Subsidiary) who is not an employee of the Company or a Subsidiary.

(k)  “Disability” means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering the Company’s or a Subsidiary’s employees.

(l)  “Effective Date” has the meaning ascribed to it in Section 1.1.

(m)  “Exchange Act” means the Securities Exchange Act of 1934.

(n)  “Fair Market Value” means, as of any date, the officially-quoted closing selling price of the Shares on such date on the principal national securities exchange on which Shares are listed or admitted to trading or, if there have been no sales with respect to Shares on such date, then the next preceding date on which Shares were traded on such principal national securities exchange, or if the Shares are not so listed or admitted to trading, the Fair Market Value shall be the value established by the Committee in good faith and, to the extent required, in accordance with Code Sections 422 and 409A.

(o)  “Good Reason” If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for “good reason” (or the like), then, for purposes of the Plan, the term “Good Reason” has the meaning set forth in such agreement; and in the absence of such a definition, “Good Reason” means the occurrence of any one of the following events, unless the Participant agrees in writing that such event shall not constitute Good Reason:

(i)  A material, adverse change in the nature, scope or status of the Participant’s position, authorities or duties from those in effect immediately prior to the applicable Change in Control;

(ii)  A material reduction in the Participant’s aggregate compensation and benefits in effect immediately prior to the applicable Change in Control; or

(iii)  Relocation of the Participant’s primary place of employment of more than 50 miles from the Participant’s primary place of employment immediately prior to the applicable Change in Control, or a requirement that the Participant engage in travel that is materially greater than prior to the applicable Change in Control and represents a material negative change to the Participant in their service relationship with the Company and a Subsidiary.

Notwithstanding any provision of this definition to the contrary, prior to the Participant’s Termination of Service for Good Reason, the Participant must give the Company written notice of the existence of any condition set forth in clause (i) - (iii) immediately above within 90 days of its initial existence and the Company shall have 30 days from the date of such notice in which to cure the condition giving rise to Good Reason, if curable. If, during such 30-day period, the Company cures the condition giving rise to Good Reason, the condition shall not constitute Good Reason. Further notwithstanding any provision of this definition to the contrary, in order to constitute a termination for Good Reason, such termination must occur within 12 months of the initial existence of the applicable condition.

(p)  “Form S-8” means a Registration Statement on Form S-8 promulgated by the U.S. Securities and Exchange Commission or any successor form thereto.

(q)  “ISO” means a stock option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b).

(r)  “Participant” has the meaning ascribed to it in Section 1.2.

(s)  “Plan” means the Old Second Bancorp, Inc. 2019 Equity Incentive Plan.

(t)  “Policy” has the meaning ascribed to it in Section 7.16.

(u)  “Prior Plan” means the Old Second Bancorp, Inc. 2014 Equity Incentive Plan, as amended.

(v)  “SAR” has the meaning ascribed to it in Section 2.1(b).

(w)  “Securities Act” means the Securities Act of 1933.

(x)  “Service Provider” means any natural person, including an advisor, engaged by the Company or a Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8, and provided, further, that a Service Provider will include only those persons to whom the issuance of Shares may be registered under Form S-8.

(y)  “Share” means a share of Stock.

(z)  “Shareholders” means the shareholders of the Company.

(aa)  “Stock” means the common stock of the Company, no par value per share.

(bb)  “Subsidiary” means any corporation or other entity that would be a “subsidiary corporation” as defined in Code Section 424(f) with respect to the Company.

(cc)  “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an employee and director of, and Service Provider to, the Company and each Subsidiary, regardless of the reason for such cessation, subject to the following:

(i)  The Participant’s cessation as an employee or Service Provider shall not be deemed to occur by reason of the Participant’s being on a leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s services.

(ii)  If, as a result of a sale or other transaction, the Subsidiary for whom the Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an employee or director of, or Service Provider to, the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.

(iii)  A Service Provider, other than an employee or director, whose services to the Company or a Subsidiary are governed by a written agreement with such Service Provider shall cease to be a Service Provider at the time the provision of service under such written agreement ends (without renewal); and such a Service Provider whose services to the Company or a Subsidiary are not governed by a written agreement with the Service Provider shall cease to be a Service Provider on the date that is 90 days after the date the Service Provider last provides services requested by the Company or a Subsidiary.

(iv)  Notwithstanding the foregoing, in the event that any Award constitutes deferred compensation, the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “separation from service” as defined under Code Section 409A.

(dd)  “Voting Securities” means any securities that ordinarily possess the power to vote in the election of directors without the happening of any precondition or contingency.

Section 8.2  In the Plan, unless otherwise stated, the following uses apply:

(a)  Actions permitted under the Plan may be taken at any time in the actor’s reasonable discretion;

(b)  References to applicable laws and regulations, or to a statute, shall refer to laws and regulations, or the statute, and any amendments and any successor laws and regulations, or statutes, and to all regulations promulgated under or implementing applicable laws or the statute, as amended, or their successors, and any stock exchange (or similar entity) rules or regulations applicable to the Company, all as in effect at the relevant time;

(c)  In computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to and including”;

(d)  References to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)  Indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company;

(f)  The words “include,” “includes” and “including” mean “include, without limitation,” “includes, without limitation” and “including, without limitation,” respectively; and the word “or” shall not be exclusive (it shall mean “and/or”), unless the context requires otherwise (such as in the use of “either . . . or”);

(g)  All references to articles and sections are to articles and sections in the Plan;

(h)  All words used shall be construed to be of such gender or number as the circumstances and context require;

(i)  The captions and headings of articles and sections appearing in the Plan have been inserted solely for convenience of reference and shall not be considered a part of the Plan, nor shall any of them affect the meaning or interpretation of the Plan or any of its provisions;

(j)  Any reference to an agreement, plan, policy, document or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, document or set of documents, shall mean such agreement, plan, policy, document or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)  All accounting terms not specifically defined in the Plan shall be construed in accordance with GAAP.

[PRELIMINARY COPY]

PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

OLD SECOND BANCORP, INC. TO BE HELD ON MAY 21, 2019

The undersigned hereby appoints Duane Suits, Barry Finn, and John Ladowicz, or any two of them acting in the absence of the other, the undersigned’s attorneys and proxies, with full power of substitution, to vote all shares of common stock of Old Second Bancorp, Inc. (the “Company”), which the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at the Annual Meeting of Stockholders to be held at Waubonsee Community College, 18 South River Street, Aurora, Illinois, 60506 on the 21st  day of May, 2019 at 9:00 a.m., central time, and at any and all postponements or adjournments of the meeting.

1. Election of Class III Directors to serve for a term expiring in 2022:

	For	Against	Abstain
Edward Bonifas	☐	☐	☐
Gary Collins	☐	☐	☐
William B. Skoglund	☐	☐	☐
Duane Suits	☐	☐	☐

2. Approval, in a non-binding, advisory vote, of the compensation of the Company’s named executive officers, as described in the Company’s Proxy Statement (the “Proxy Statement”).

For	Against	Abstain
☐	☐	☐

3. Approval, in a non-advisory vote, of the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers.

Every Year	Every Two Years	Every Three Years	Abstain
☐	☐	☐	☐

4. Approval of the Old Second Bancorp, Inc. 2019 Equity Incentive Plan.

For	Against	Abstain
☐	☐	☐

5. Approval and adoption of an amendment to the Company’s Certificate of Incorporation eliminating the mandatory retirement age for directors, as described in the Proxy Statement; and

For	Against	Abstain
☐	☐	☐

6. Ratification of the selection of Plante & Moran, PLLC as the Company’s independent registered public accountants for the fiscal year ending December 31, 2019.

For	Against	Abstain
☐	☐	☐

7. Approval of a proposal, which may be submitted by the chair of the Annual Meeting, to adjourn, postpone or continue the special meeting in order to solicit additional proxies in favor of any of the proposals described in the Proxy Statement.

For	Against	Abstain
☐	☐	☐

(over)

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this proxy will be voted “FOR” each of the nominees listed under Proposal 1, “FOR” Proposals 2, 4, 5 , 6 and, if submitted, 7, and “FOR” the “every year” alternative in Proposal 3.   In their discretion, the proxy holders are authorized to vote upon all other matters that may properly come before the Annual Meeting and any postponements or adjournments of the Annual Meeting.

	Dated:	, 2019
(label)	Signature(s):

NOTE:  PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE.  ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE THE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC.  PLEASE RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.

PLEASE INDICATE WHETHER YOU WILL BE ATTENDING THE ANNUAL
MEETING ON MAY 21, 2019:

The meeting will be held at the Waubonsee Community College, 18 South River St., Aurora, Illinois.

Yes, I plan to attend the meeting.

No, I do not plan to attend the meeting.